EXHIBIT 10.1

REORGANIZATION AGREEMENT BY & BETWEEN COLMENA CORP., A DELAWARE CORPORATION ("COLMENA"), AND NETWORTH SYSTEMS, INC., A FLORIDA CORPORATION ("NETWORTH")

TABLE OF CONTENTS

ARTICLE I:    PLAN OF REORGANIZATION

1.1      Definitions
1.2      Reorganization
1.3      Effect of the Reorganization
1.4      Reserved
1.5      Reserved
1.6      Shares to Be Issued & Effect on Capital Stock
1.7      Exchange of Certificates
1.8      No Further Ownership Rights in NetWorth's Securities
1.9      Lost, Stolen or Destroyed Certificates
1.10     Tax Consequences and Accounting Treatment
1.11     Taking of Necessary Action & Further Action

ARTICLE II:   NETWORTH'S REPRESENTATIONS AND WARRANTIES

2.1      Organization of NetWorth
2.2      NetWorth's Capital Structure
2.3      Subsidiaries
2.4      Authority
2.5      NetWorth's Financial Statements
2.6      No Undisclosed Liabilities
2.7      No Changes
2.8      Tax and Other Returns and Reports
2.9      Restrictions on Business Activities
2.10 Title of Properties, Absence of Liens and Encumbrances & Condition of Equipment
2.11     Intellectual Property
2.12     Agreements, Contracts and Commitments
2.13     Interested Party Transactions
2.14     Governmental Authorization
2.15     Litigation
2.16     Accounts Receivable
2.17     Minute Books
2.18     Environmental and OSHA
2.19     Brokers' and Finders' Fees
2.20     Labor Matters
2.21     Insurance
2.22     Compliance with Laws
2.23     Complete Copies of Materials
2.24     Binding Agreements & No Default
2.25     Regulation SB Disclosure Document
2.26     FIRPTA
2.27     Employee Benefit Plans
2.28     Distribution Agreements
2.29     Disclosure to NetWorth's Stockholders
2.30     Representations Complete

ARTICLE III   COLMENA'S REPRESENTATIONS AND WARRANTIES

3.1      Organization, Standing and Power
3.2      Capital Structure
3.3      Authority
3.4      Exchange Act Reports & Colmena's Financial Statements

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3.5      Brokers' and Finders' Fees
3.6      Ownership of NetWorth's Common Stock
3.7      Litigation
3.8      Limited Activities
3.9      No Undisclosed Liabilities
3.10     No Changes
3.11     Tax and Other Returns and Reports
3.12     Environmental and OSHA
3.13     Representations Complete

ARTICLE IV    CONDUCT PRIOR TO THE CLOSING

4.1      Conduct of Business of NetWorth
4.2      No Solicitation
4.3      Conduct of Business of Colmena

ARTICLE V     ADDITIONAL AGREEMENTS

5.1      Report on Form 8-K
5.2      Consent of NetWorth's Stockholders
5.3      Access to Information
5.4      Confidentiality
5.5      Expenses
5.6      Public Disclosure
5.7      Consents
5.8      Affiliate Agreements
5.9      Legal Requirements
5.10     Blue Sky Laws
5.11     Best Efforts, Additional Documents and Further Assurances
5.12     Employment Agreements
5.13     Board of Directors
5.14     Additional Covenants by NetWorth

ARTICLE VI    CONDITIONS TO THE REORGANIZATION

6.1      Conditions to Obligations of Each Party to Effect the Reorganization
6.2      Additional Conditions to Obligations of NetWorth
6.3      Additional Conditions to Obligations of Colmena

ARTICLE VII SURVIVAL OF CONDITION SUBSEQUENT, REPRESENTATIONS AND WARRANTIES, COVENANTS; UNDISCLOSED LIABILITIES ESCROW

7.1      Survival of Condition Subsequent, Representations and Warranties &
         Covenants
7.2      Escrow Arrangements

ARTICLE VIII  TERMINATION, AMENDMENT AND WAIVER

8.1      Termination
8.2      Effect of Termination
8.3      Amendment
8.4      Extension & Waiver

ARTICLE IX    GENERAL PROVISIONS

9.1      Interpretation
9.2      Notice
9.3      Merger of All Prior Agreements Herein
9.4      Survival
9.5      Severability
9.6      Governing Law

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9.7      Indemnification
9.8      Dispute Resolution
9.9      Benefit of Agreement
9.10     Further Assurances
9.11     Counterparts
9.12     License

                                    SCHEDULES

Schedule 1.4               NetWorth's Constituent Documents
Schedule 1.7               NetWorth's Final Stockholder Data
Schedule 2                 Exceptions to NetWorth's Representations & Warranties
Schedule 2.5(A)            NetWorth's Financial Statements
Schedule 2.10(A)(1)        Real Property
Schedule 2.10(C)           Equipment
Schedule 2.11              Intellectual Property
Schedule 2.12              Contracts, Agreements & Commitments
Schedule 2.14              Governmental Authorization
Schedule 2.15              Litigation
Schedule 2.20              List of Employees
Schedule 2.21              Insurance
Schedule 2.27              Employee Benefit Plans
Schedule 2.28              Distribution Agreements
Schedule 4.1               Exceptions to Prohibited Pre-Closing Actions
Schedule 5.7               Consents
Schedule 5.8               Affiliates
Schedule 5.12              List and Summary of Employment Agreements

                                    EXHIBITS

Exhibit 0.1       NetWorth Stockholders' Powers of Attorney
Exhibit 2.25      Regulation SB Disclosure Document
Exhibit 5.8       Affiliate Agreements
Exhibit 5.12      Copies of Contracts, Agreements & Commitments
Exhibit 6.2(D)    Colmena Legal Opinion
Exhibit 6.3(E)    NetWorth Legal Opinion
Exhibit 6.3(K)    Confidentiality Agreements
Exhibit 7.2       Escrow Allocation Information

                            REORGANIZATION AGREEMENT

         THIS REORGANIZATION AGREEMENT (the "Agreement") is made and entered into by and among Colmena Corp., a publicly held Delaware corporation with a class of securities registered under Section 12(g) of the Securities Exchange Act of 1934, as amended ("Colmena" and the "Exchange Act," respectively); NetWorth Systems, Inc., a Florida corporation ("NetWorth"); Joshua Eikov, a Florida resident and the elected and serving president of NetWorth, acting as the authorized attorney-in-fact for all of the securities holders of NetWorth pursuant to the currently effective special powers of attorney annexed hereto and made a part hereof as composite exhibit 0.1 ("Mr. Eikov" and the "NetWorth Stockholders," respectively);" Colmena, NetWorth and the NetWorth Stockholders being sometimes hereinafter collectively referred to as the "Parties" or generically as a "Party").

                                    PREAMBLE:

         WHEREAS, the boards of directors of Colmena and NetWorth believe it is in the best interests of each corporation and their respective stockholders that NetWorth become a wholly owned subsidiary of Colmena and, in furtherance thereof, have approved the Reorganization; and

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         WHEREAS, pursuant to the terms of the Reorganization, as hereinafter set forth, among other things, all of the outstanding and reserved securities of NetWorth (the "NetWorth's Securities") will be exchanged for approximately 60% of the shares of Colmena's common stock, $0.01 par value ("Colmena's common stock"), outstanding on the Closing Date, subject to adjustment up to 80% as provided in this Agreement; and

         WHEREAS, NetWorth, Colmena and the NetWorth Stockholders desire to make certain representations and warranties and other agreements in connection with the Reorganization and their subsequent operating and business relationships; and

         WHEREAS, the Parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"):

         NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the Parties, intending to be legally bound, hereby agree as follows:

                                   WITNESSETH:

                                    ARTICLE I
                             PLAN OF REORGANIZATION

1.1      Definitions

         The following terms, whether or not initially capitalized, will have the meanings set forth below:

(A)      2003 10-KSB:         Colmena's report on Commission Form 10-KSB for the
                              fiscal year ended September 30, 2003.

(B)      Accredited Investor: A person or entity that meets the asset or income requirements for treatment as an accredited investor specified in Rule 501 of Commission Regulation D promulgated under the Securities Act

(C)      Affiliate:           An entity or person that controls, is controlled
                              by or is under common control with another person.

(D)      Colmena Financial
         Statements:          Financial statements, including all related
                              schedules and the notes thereto, of Colmena included in the report on Commission Form 10-KSB for the period ended September 30, 2003, as amended; the reports on Commission Form 10-QSB filed subsequent to September 30, 2003 and any financial statements included in current reports on Commission Form 8-K filed since the dates of the Subsequent Quarterly Reports; all such financial statements being hereinafter collectively and generically referred to as the "Colmena Financial Statements,"

(E)      Colmena Schedules:   The schedules referenced by the Section
                              designations of this Agreement as to which they apply, annexed at the direction of Colmena to this Agreement and constituting a material component of this Agreement.

(F)      Reserved

(G)      Capital Stock:       The generic term used for equity securities,
                              whether common, preferred or otherwise.

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(H)      Closing:             The event at which the exchange of all of the
                              NetWorth securities will be exchanged for approximately 60% of the outstanding shares of Colmena's common stock.

(I)      Closing Date:        The date on which the Closing takes place.

(J)      Commission:          The United States Securities and Exchange
                              Commission.

(K)      Code:                The Internal Revenue Code of 1986, as amended.

(L)

         Commercial
         Software Rights:     Packaged commercially available software programs
                              generally available to the public through retail dealers in computer software which have been licensed to end-user licenses and which are used in the licensee's business but are in no way a component of or incorporated in any of its products and related trademarks, technology and know-how.

(M)      Reserved

(N)      (1) Escrow Agent:    The person or entity acting as escrow agent
                              pursuant to the terms of this Agreement.

         (2) Escrow Funds:    The accounts maintained by the Escrow Agent for
                              the Escrow Shares and related distributions.

(O)      (1) Escrow Shares:   The collective term for all shares of Colmena
                              common stock held by the Escrow Agent in the Escrow Funds.

         (2) Escrow Term:     The periods of time during which the Escrow Agent
                              holds the Escrow Shares.

(P)      Exchange Act:        The Securities Exchange Act of 1934, as amended.

(Q)      Exchange Act
         Reports: All reports filed by Colmena with the Commission pursuant to the Exchange Act, including all exhibits filed therewith.

(R)      Exchange Agent:      The person or entity responsible following the
                              Closing, for issuing and delivering the shares of Colmena's common stock to NetWorth's Stockholders and the Escrow Agent.

(S)      Exchange Ratio:      The quotient obtained by dividing the shares of
                              Colmena's common stock to be issued to NetWorth by the number of shares of NetWorth's common stock.

(T)      GAAP:                Generally accepted accounting principles,
                              consistently applied.

(U)      Reserved.

(V)      IRS:                 The United States Internal Revenue Service.

(W)      Knowledge:           When used to qualify a representation or warranty,
                              the word "knowledge" or any derivations or variations thereof, whether in the form of a word or phrase, will mean knowledge after reasonable inquiry by a senior executive officer of the legal entity on whose behalf the assertion is made and will include information that such legal entity should have had in the exercise of reasonable diligence.

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(X)      Reserved.

(Y)      NetWorth's Financial
         Statements:          NetWorth's financial statements (balance sheets,
                              income statements and related schedules and footnotes) as of and for the fiscal year ending
                              December 31, 2003 (audited), any calendar quarter ended between December 31, 2003 and the Closing
                              Date (unaudited), and NetWorth's balance sheet as of the day preceding the date of this Agreement, all prepared in conformity with GAAP and applicable Commission auditing rules and regulations.

(Z)      Net Worth Schedules: The schedules referenced by the Section designations of this Agreement as to which they apply, annexed at the direction of NetWorth to this Agreement and constituting a material component of this Agreement.

(AA)     Material:            When used to qualify a representation or warranty,
                              the word "material" or any derivations or variations thereof, whether in the form of a word or phrase, will mean a variance that could have negatively affected a decision by a reasonably prudent person to engage in the transactions contemplated by this Agreement, and will be measured both on the occasion in which such term is referenced as well as on an aggregate basis with other similar matters.

(BB)     NASD:                The National Association of Securities Dealers,
                              Inc., a Delaware corporation and self regulatory organization registered with the Commission.

(CC)     OTC Bulletin Board:  The over the counter electronic securities market operated by the NASD.

(DD)     Reserved.

(EE)     Reserved.

(FF)     Securities Act:      The Securities Act of 1933, as amended.

(GG)     Subsequent
         Current Reports:     Colmena's reports on Commission Form 8-K filed
                              after the Subsequent Quarterly Reports but prior to the date of this Agreement.

(HH)     Subsequent Exchange
         Act Reports:         Colmena's reports filed with the Commission
                              pursuant to requirements of the Exchange Act after the date of this Agreement but prior to the date of Closing on this Agreement.

(II)     Subsequent
         Quarterly Reports:   Colmena's reports on Commission Form 10-QSB for
                              the quarterly periods following the 2003 10-KSB filed prior to the date of this Agreement.

(JJ)     Substantial
         Compliance:          Compliance which the Party for whose benefit or at
                              whose request an act is performed, or for whose benefit or at whose request an act is refrained from could under the circumstances be reasonably expected to accept as full compliance.

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(KK)     Tax:                 For the purposes of this Agreement, a "Tax" or,
                              collectively, "Taxes," means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts.

(LL)     Ten-Day
         Average Price: The average closing transaction price of a share of Colmena's publicly traded common stock for the ten most recent days that Colmena's common stock has traded ending on the trading day prior to the date in question, as reported on the OTC Bulletin Board.

(MM)     Undisclosed Liabilities
         Escrow Number:       The shares of Colmena's common stock deducted from
                              the shares issuable to the NetWorth Stockholders to be held in escrow as a means of generating funds that may be required to pay for undisclosed liabilities of NetWorth or to rectify other violations of NetWorth's obligations under this Agreement.

(NN)     Undisclosed Liabilities
         Escrow Agent:        Jeffrey Klein, Esq., or such other person
                              designated for such role by Colmena.

(OO) Additional defined terms are specified in certain sections and subsections below and are characterized by the use of initial letter capitalization.

1.2      Reorganization

(A)      The Reorganization.

         (1) At the Closing on this Agreement, Networth and all of the NetWorth's Stockholders will exchange all of their NetWorth securities, being an aggregate of 50,000,000 shares of common stock, $0.0001 par value, 22,843,173 of which are issued and outstanding, for 75,000,000 shares of Colmena common stock, $0.01 par value, which represents approximately 60% of the outstanding shares of Colmena's common stock, as called for by this Agreement.

         (2) The shares of Colmena's common stock will be issued by the Exchange Agent following the Closing and will be distributed as follows:

                  (a) 20% of the shares will be issued to Jeffrey Klein, Esq. as the Undisclosed Liabilities Escrow Agent, to be used from time to time to discharge undisclosed liabilities of NetWorth or other violations of its obligations under this Agreement, as described in Article Seven, with the balance, if any, transferred to the NetWorth Stockholders in proportion to their holdings of NetWorth common stock immediately prior to the Closing, at such time as Colmena's audited financial statements for the year ended December 31, 2004 are filed with the Commission.

                  (b) The balance of the Colmena shares will be issued to NetWorth's Stockholders, in proportion to their holdings of NetWorth common stock immediately prior to the Closing.

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(B)      As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VI, the Parties will cause the Reorganization to be consummated by effecting the exchange all of NetWorth's common stock for the initial shares of Colmena's common stock, as described above.

(C) The Closing Date and time of the Reorganization will be the date and time on which the Closing of this Reorganization Agreement is consummated, which shall, in any event, take place on or before September 30, 2004, unless the Parties agree in writing to further extend the Closing Date.

(D) At the Closing the Parties will exchange all closing documentation, certificates, resolutions, exhibits, schedules and opinions called for by this Agreement, and

         (1) All stockholders of NetWorth will have repaid NetWorth all debts theretofore owed by them to NetWorth (either in the form of loans to stockholders or advances to employees, consultants or independent contractors);

         (2) All of NetWorth's outstanding securities will be exchanged with Colmena for approximately 60% of Colmena's common stock, as specified above; provided that delivery of the certificates for the shares of Colmena's common stock will be made directly to NetWorth's Stockholders and the Escrow Agent by Colmena's stock transfer agent as soon as practicable after the Closing.

1.3      Effect of the Reorganization.

         At the Closing, the effect of the Reorganization will be that NetWorth's will become a wholly owned subsidiary of Colmena and that the stockholders of NetWorth immediately prior to the Closing will become stockholders of Colmena at the Closing, with no further rights, title or interest in NetWorth, other than indirectly as stockholders of Colmena.

1.4      Reserved.

1.5      Reserved

1.6      Maximum Shares to Be Issued & Effect on Capital Stock.

(A) The number of shares of Colmena's common stock to be issued in exchange for all of the NetWorth Capital Stock (the only NetWorth securities to be outstanding or reserved at the Closing) will be:

         (1) Approximately 75,000,000 shares, or approximately 60% of the outstanding shares of common stock as of the Closing Date.

         (2) At the end of the fiscal year ending December 31, 2005, if NetWorth achieves at least $250,000 in net, pre-tax profits, Colmena will issue such additional shares of common stock so as to give NetWorth a total of 80% of the outstanding shares of Colmena's common stock at that time. If NetWorth fails to meet 100% of the specified profit projection at that time, the number of additional shares to be issued will be adjusted in direct proportion to the percentage of net, pre-tax profit actually achieved, provided, however, that if NetWorth fails to achieve at least $125,000 in net, pre-tax profits at that time, it will not receive any additional shares of Colmena common stock.

(B)      Adjustments to Exchange Ratio.

         The Exchange Ratio (as provided in the foregoing paragraph) will be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Colmena's common stock or NetWorth's common stock), reorganization, recapitalization or other like change with respect to Colmena's common stock or NetWorth's common stock occurring after the date hereof and prior to the Closing.

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(C)      Fractional Shares.

         No fraction of a share of Colmena's common stock will be issued, but in lieu thereof each holder of shares of NetWorth's common stock who will otherwise be entitled to a fraction of a share of Colmena's common stock (after aggregating all fractional shares of Colmena's common stock to be received by such holder) will be entitled to receive from Colmena a whole share of Colmena's common stock.

1.7      Exchange of Certificates.

(A)      Exchange Agent.

         Unless modified by Colmena prior to the Closing Date, Colmena's current transfer agent will serve as the Exchange Agent

(B)      Colmena to Provide Common Stock.

         Colmena will promptly make available to the Exchange Agent for exchange in accordance with this Article I the shares of Colmena's common stock issuable pursuant to Section 1.6 in exchange for all of the outstanding shares of NetWorth's common stock.

(C)      Exchange Procedures.

         (1) All certificates for shares of NetWorth's outstanding common stock will be tendered to Colmena at the Closing, with medallion signature guarantees or otherwise in proper form for immediate transfer to the order of Colmena, whereupon Colmena will issue instructions to the Exchange Agent to issue shares of Colmena's common stock, in the quantities and names set forth in Schedule 17(C), subject to the Undisclosed Liabilities Escrow requirements of Article VII. Notwithstanding the foregoing, if any NetWorth Stockholder is unable to deliver to Colmena either the Stockholder's stock certificate or a share certificate that has been medallion signature guaranteed, NetWorth will be authorized to cancel any such shares and reissue said share certificate in the name of Colmena.

         (2) (a) As soon as practicable after the Closing, and subject to and in accordance with the provisions of Article VII hereof, Colmena will cause to be distributed to the Undisclosed Liabilities Escrow Agent a certificate or certificates representing that number of shares of Colmena's common stock equal to the Undisclosed Liabilities Escrow Number which will be registered in the name of the Undisclosed Liabilities Escrow Agent.

                  (b) The shares registered in the name of the Undisclosed Liabilities Escrow Agent will be beneficially owned by the holders on whose behalf such shares were deposited in the

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                  Undisclosed Liabilities Escrow Fund but will be available to compensate Colmena for certain damages as provided in Article VII.

(D)      Transfers of Ownership.

         If any certificate for shares of Colmena's common stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Colmena or any agent designated by it any transfer or other Taxes required by reason of the issuance of a certificate for shares of Colmena's common stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Colmena, or any agent designated by it, that such Tax has been paid or is not payable.

(E)      No Liability.

         Notwithstanding anything to the contrary in this Section 17, neither the Escrow Agent, the Exchange Agent, Colmena, NetWorth or any other person will be liable to a holder of shares of Colmena's common stock or NetWorth's Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

1.8      No Further Ownership Rights in NetWorth's Securities.

(A) All shares of Colmena's common stock issued upon the surrender for exchange of shares of NetWorth's Capital Stock in accordance with the terms hereof will be deemed to have been issued in full satisfaction of all rights pertaining to such shares of NetWorth's Capital Stock, and there will be no further registration of transfers on the records of NetWorth, of shares of NetWorth's Capital Stock which were outstanding immediately prior to the Closing.

(B) If, after the Closing, Certificates are presented to NetWorth, for any reason, they will be canceled and exchanged as provided in this Article I.

1.9      Lost, Stolen or Destroyed Certificates.

         In the event any certificates evidencing shares of NetWorth's Capital Stock will have been lost, stolen or destroyed, NetWorth's transfer agent or share registrar will, prior to the Closing, have issued in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of its stock as may have been required pursuant to Section 1.6; provided, however, that Colmena may, in its discretion and as a condition precedent to the issuance of the shares of Colmena's common stock to be exchanged therefor, require the owner of such lost, stolen or destroyed certificates to deliver an affidavit concerning the lost securities, as well as a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Colmena or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

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1.10     Tax Consequences and Accounting Treatment.

         It is intended by the Parties that the Reorganization will constitute a reorganization within the meaning of Section 368(a)(1)(B) of the Code, and the Parties agree that if modification of the terms of this Agreement in a non-material manner to attain such qualification is necessary, they will negotiate in good faith to make such required modification.

1.11     Taking of Necessary Action: Further Action.

         If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement including the vesting in Colmena of full right, title and possession to all of NetWorth's Capital Stock or compliance with the requirements of Code
         Section 368(a)(1)(B), the officers and directors of Colmena and NetWorth are fully authorized in the name of their respective corporations or otherwise to take, and will take, all lawful and necessary action.

                                   ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF NETWORTH

         NetWorth hereby represents and warrants to Colmena, as a material inducement to its entry into this Agreement, subject only to the exceptions specifically disclosed in Schedule 2, as follows:

2.1      Organization of NetWorth.

(A) NetWorth is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

(B) NetWorth has the corporate power to own its property and to carry on its business as now being conducted and as proposed to be conducted by NetWorth.

(C) NetWorth is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets (including intangible assets), financial condition, or results of operations of NetWorth.

(D) NetWorth has delivered a true and correct copy of its articles of incorporation and bylaws (or similar governing instruments), each as amended to date, to counsel for Colmena.

2.2      NetWorth's Capital Structure.

(A) The authorized Capital Stock of NetWorth consists of 50,000,000 shares of common stock, $0.0001 par value, and there is no preferred stock;

(B) There are 22,843,173 shares of NetWorth common stock issued and outstanding, held by the persons, and in the amounts, set forth on Schedule 1.7(C).

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(C)      All outstanding shares of NetWorth common or preferred stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the articles of incorporation or bylaws of NetWorth or any agreement to which NetWorth is a party or is bound.

(D) NetWorth has no other outstanding securities or securities reserved for issuance for any purpose, there being no other obligations directly or indirectly obligating NetWorth to issue any of its securities to any person for any purpose; and there are no other options, warrants, calls, rights, commitments or agreements of any character to which NetWorth is a party or by which it is bound obligating NetWorth to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the NetWorth Capital Stock or obligating NetWorth to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

2.3      Subsidiaries.

         NetWorth has no subsidiaries or affiliated companies and does not otherwise own any shares of stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or business entity.

2.4      Authority.

(A) NetWorth has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

(B) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of NetWorth.

(C) This Agreement has been duly executed and delivered by NetWorth and, subject to the proper authorization of this Agreement by Colmena's board of directors and its due execution and delivery by Colmena to NetWorth, constitutes the valid and binding obligation of NetWorth.

(D) The execution and delivery of this Agreement by NetWorth does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under (i) any provision of the articles of incorporation or bylaws of NetWorth or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to NetWorth or its properties or assets.

(E) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity"), is required by or with respect to NetWorth in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state and federal securities laws (e.g., notification on Form D) and the laws of any foreign country.

2.5      NetWorth's Financial Statements.

(A)      Schedule 2.5(A) includes NetWorth's Financial Statements.

(B) NetWorth's Financial Statements are complete and correct in all material respects and have been prepared in accordance GAAP throughout the periods indicated.

(C) NetWorth's Financial Statements present fairly the financial condition and operating results of NetWorth as of the dates and during the periods indicated therein, subject to normal year-end audit adjustments, which will not be material in the aggregate.

(D) NetWorth's financial statements comply with the requirements for material acquisitions under Commission Regulation S-B and in a manner permitting Colmena to comply with its obligation under the Securities Act and the Exchange Act in conjunction therewith

2.6      No Undisclosed Liabilities.

         NetWorth does not have any material liabilities or obligations, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, which individually or in the aggregate (i) have not been reflected in the NetWorth Balance Sheet (including the notes thereto) or (ii) have not been specifically described in this Agreement or in the NetWorth Schedules.

2.7      No Changes.

         Since the date of NetWorth's Financial Statements there has not been, occurred or arisen any:

(A) Transaction by NetWorth except in the ordinary course of business as conducted on that date, and except for any legal or accounting fees that may be incurred relating to this Reorganization ;

(B) Capital expenditure by NetWorth, either individually or in the aggregate, exceeding $5,000;

(C) Destruction, damage to, or loss of any assets (including without limitation intangible assets) of NetWorth (whether or not covered by insurance), either individually or in the aggregate, exceeding $5,000;

(D) Labor trouble or claim of wrongful discharge, sexual harassment or other unlawful labor practice or action;

(E) Change in accounting methods or practices (including any change in depreciation or amortization policies or rates, any change in policies in making or reversing accruals, or any change in capitalization of software development costs) by NetWorth;

(F) Declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of NetWorth, or any direct or indirect redemption, purchase or other acquisition by NetWorth of any of its shares;

(G) Increase in the salary or other compensation payable or to become payable by NetWorth to any of its officers, directors or employees, or the declaration, payment, or commitment or obligation of any kind for the payment, by NetWorth, of a bonus or other additional salary or compensation to any such person;

(H) Acquisition, sale or transfer of any asset of NetWorth except in the ordinary course of business;

(I) Formation, amendment or termination of any distribution agreement or any material contract, agreement or license to which NetWorth is a party, other than termination by NetWorth pursuant to the terms thereof;

(J) Loan by NetWorth to any person or entity, or guaranty by NetWorth of any loan except for expense advances in the ordinary course of business consistent with past practice;

(K) Waiver or release of any material right or claim of NetWorth, including any write-off or other compromise of any material account receivable of NetWorth;

(L) The notice or, to NetWorth's Knowledge, commencement or threat of commencement of any governmental proceeding against or investigation of NetWorth or its affairs;

(M) Other event or condition of any character that has or would, in NetWorth's reasonable judgment, be expected to have a Material Adverse Effect on NetWorth;

(N) Issuance, sale or redemption by NetWorth of any of its shares or of any other of its securities other than issuances of shares of common stock pursuant to outstanding Options and Warrants;

(O) Change in pricing or royalties set or charged by NetWorth except for discounts extended in the ordinary course of business consistent with past practice;

(P) Any event that if occurring or undertaken during the interim between the execution of this Agreement and its Closing or earlier termination, would have required disclosure to Colmena pursuant to Section 4.1; or

(Q) Negotiation or agreement by NetWorth to do any of the things described in the preceding clauses (A) through (P) (other than negotiations with Colmena and its representatives regarding the transactions contemplated by this Agreement).

2.8      Tax and Other Returns and Reports.

(A)      Tax Returns and Audits.

         (1) NetWorth has accurately prepared and timely filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes relating or attributable to NetWorth or its operations.

         (2) The Returns are true and correct in all material respects and have been completed in accordance with applicable law in all material respects.

         (3) NetWorth has timely paid all Taxes required to be paid with respect to such Returns and has withheld with respect to its employees all federal and state income Taxes, FICA, FUTA and other Taxes it is required to withhold.

         (4) The accruals for Taxes on the books and records of NetWorth are sufficient to discharge the Taxes for all periods (or the portion of any period) ending on or prior to the Closing Date.

         (5) NetWorth has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against NetWorth, nor has NetWorth executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

         (6) (a) No audit or other examination of any Return of NetWorth is presently in progress.

                  (b) NetWorth does not have any liabilities for unpaid federal, state, local and foreign Taxes, whether asserted or unasserted, known or unknown, contingent or otherwise and NetWorth has no Knowledge of any basis for the assertion of any such liability attributable to NetWorth, or their respective assets or operations.

                  (c) NetWorth is not (nor has it ever been) required to join with any other entity in the filing of a consolidated Tax return for federal Tax purposes or a consolidated or combined return or report for state Tax purposes.

         (7) NetWorth is not a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement.

         (8) NetWorth has provided, or made available, to Colmena or its legal counsel copies of all federal, state and local income and all sales and use Tax Returns of NetWorth for all periods since its date of incorporation.

         (9) There are (and as of immediately following the Closing Date there will be) no liens on the assets of NetWorth relating to or attributable to Taxes.

         (10) NetWorth has no Knowledge of any basis for the assertion of any Tax claim which, if adversely determined, would result in liens on the assets of NetWorth.

         (11) NetWorth has no property which is being sold, conveyed or transferred pursuant to this Agreement which in the hands of Colmena would be treated as being owned by persons other than Colmena pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954 as in effect immediately prior to the enactment of the Tax Reform Act of 1986, or any analogous provisions of any state law.

         (12) None of the assets of NetWorth are treated as "Tax-exempt use property" within the meaning of Section 168(h) of the Code.

         (13) There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of NetWorth that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 162 or 404 of the Code.

(B)      No Penalty.

         NetWorth is not subject to any penalty by reason of a violation of any order, rule or regulation of, or a default with respect to any return, report or declaration required to be filed with, any Governmental Entity to which it is subject, which violations or defaults, individually or in the aggregate, would have a material adverse effect on NetWorth.

2.9      Restrictions on Business Activities.

         There is no agreement, judgment, injunction, order or decree binding upon NetWorth which has or could reasonably be expected to have the effect of materially prohibiting or materially impairing any business practice of NetWorth, any acquisition of property by NetWorth or the conduct of business by NetWorth as currently conducted or as currently proposed to be conducted.

2.10 Title of Properties, Absence of Liens and Encumbrances & Condition of Equipment.

(A) (1) Schedule 2.10(A)(1) sets forth a true and complete list of all real property owned and leased by NetWorth and the aggregate annual mortgage, rental or other fee payable therefor or under any such lease.

         (2) All real property owned by NetWorth is held in fee simple absolute, and is subject to no liens, encumbrances, assessments, obligations running with the land, charges, pledges, security interests or other impediments to transfer of title by full warrant deed without exceptions of any kind or nature whatsoever.

         (3) All deeds, titles, leases and mortgages are in good standing, valid and effective in accordance with their respective terms, and there is not with respect to NetWorth under any of such deeds, titles, leases or mortgages, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default and with respect to which NetWorth has not taken adequate steps to prevent such default from occurring), except where the lack of such good standing, validity and effectiveness or the existence of such default or event of default would not have a material adverse effect on NetWorth.

(B) NetWorth holds good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens, charges, pledges, security interests or other encumbrances, except as reflected in NetWorth's Financial Statements and except for such imperfections of title and encumbrances, if any, which are not substantial in character, amount or extent, and which do not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby

(C) (1) The equipment owned or leased by NetWorth is listed in Schedule 2.10(C) (the "Equipment"), except individual pieces of equipment owned by NetWorth with an individual value of less than $100.

         (2) The Equipment is, taken as a whole:

             (a) Adequate for the conduct of the business of NetWorth consistent with its past practice;

             (b) Suitable for the uses to which it is currently employed;

             (c) In good operating condition;

             (d) Regularly and properly maintained, reasonable wear and tear excepted; and

             (e) Not obsolete, dangerous or in need of renewal or replacement, except for renewal or replacement in the ordinary course of business.

2.11     Intellectual Property.

(A) (1) NetWorth owns, or is licensed to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material (excluding Commercial Software Rights as defined in paragraph [B] below) that are used or currently proposed to be used in the business of NetWorth as currently conducted or as currently proposed to be conducted ("NetWorth's Intellectual Property Rights").

         (2) Schedule 2.11 sets forth a complete list of all patents, trademarks, registered and material unregistered copyrights, trade names and service marks, and any applications therefor, included in NetWorth Intellectual Property Rights, and specifies the jurisdictions in which each such NetWorth's Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners, together with a list of all of NetWorth's currently marketed software products and an indication as to which, if any, of such software products have been registered for patent or copyright protection with the United States Office of Patents and Trademarks or the United States Copyright Office and any foreign offices and by whom such items have been registered.

         (3) (a) Schedule 2.11 also sets forth a complete list of (i) any requests NetWorth has received to make any such registration, including the identity of the requestor and the item requested to be so registered, and the jurisdiction for which such request has been made and (ii) all licenses, sublicenses and other agreements as to which NetWorth is a party and pursuant to which NetWorth or any other person is authorized to use any NetWorth's Intellectual Property Right or other trade secret material to NetWorth, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof.

             (b) NetWorth is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any license, sublicense or agreement described on such list.

         (4) NetWorth is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any liens or encumbrances), NetWorth Intellectual Property Rights, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party with respect thereto) to the use thereof or the material covered thereby in connection with the services or products with respect to which NetWorth Intellectual Property Rights are being used.

         (5) To the Knowledge of the NetWorth, no claims with respect to NetWorth Intellectual Property Rights have been asserted or are threatened by any person, nor, To the Knowledge of the NetWorth, is there any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by NetWorth infringes on any copyright, patent, trade mark, service mark or trade secret, (ii) against the use by NetWorth of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in NetWorth's business as currently conducted or as proposed to be conducted, or (iii) challenging the ownership, validity or effectiveness of any of NetWorth Intellectual Property Rights.

         (6) All trademarks, service marks and copyrights held by NetWorth are valid and subsisting.

         (7) To the Knowledge of NetWorth, there is no material unauthorized use, infringement or misappropriation of any of NetWorth Intellectual Property Rights by any third party, including any employee or former employee of NetWorth.

         (8) NetWorth has not been sued or charged as a defendant in any claim, suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party and which has not been finally terminated prior to the date hereof nor does it have any Knowledge of any such charge or claim, and there is not any infringement liability with respect to, or infringement or violation by, NetWorth of any patent, trademark, service mark, copyright, trade secret or other proprietary right of another.

         (9) To NetWorth's Knowledge, none of NetWorth's Intellectual Property Rights or products is subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any manner the licensing thereof by NetWorth.

         (10) There is no outstanding order, judgment, decree or stipulation on NetWorth, and NetWorth is not party to any agreement, restricting in any manner the licensing of NetWorth's products by NetWorth.

         (11) NetWorth has not entered into any agreement to indemnify any other person against any charge of infringement of any NetWorth's Intellectual Property Right.

         (12) Each material current and former employee of and consultant to NetWorth has signed a confidentiality agreement substantially in NetWorth's standard form as certified by NetWorth, delivered to Colmena and included in Schedule 5.8.

(B) (1) To NetWorth's Knowledge, NetWorth has not breached or violated the terms of its license, sublicense or other agreement relating to any Commercial Software Rights and has a valid right to use such Commercial Software Rights under such license and agreements.

         (2) NetWorth is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any license, sublicense or agreement relating to its Commercial Software Rights.

         (3) No claims with respect to the Commercial Software Rights have been asserted or, To the Knowledge of NetWorth, are threatened by any person against NetWorth, nor to the Knowledge of NetWorth are there any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by NetWorth infringes on any copyright, patent, trademark, service mark or trade secret, (ii) against the use by NetWorth of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in NetWorth's business as currently conducted or as proposed to be conducted, or (iii) challenging the validity or effectiveness of any of NetWorth's rights to use its Commercial Software Rights.

         (4) To the Knowledge of NetWorth, there is no material unauthorized use, infringement or misappropriation of any of the Commercial Software Rights by NetWorth or any employee or former employee of NetWorth during the period of their employment.

         (5) To the Knowledge of NetWorth, no Commercial Software Right is subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any manner the use thereof by NetWorth.

2.12     Agreements, Contracts and Commitments.

(A) All of NetWorth's currently effective agreements, contracts and commitments are listed in Schedule 2.12, including the name of the contracting part, date of execution and termination, and copies of all such agreements, contracts and commitments are annexed as exhibits to schedule 12.

(B) Subject to the terms and conditions of any agreement included as part of Schedule 2.12, NetWorth does not have, is not a party to nor is it bound by:

         (1)      Any collective bargaining agreements;

         (2) Any agreements that contain any unpaid severance liabilities or obligations;

         (3) Any bonus, deferred compensation, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements;

         (4) Any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization, not terminable by NetWorth on thirty days notice without liability, except to the extent general principles of wrongful termination law may limit NetWorth's ability to terminate employees at will;

         (5) Any agreement or plan, including any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

         (6)      Any fidelity or surety bond or completion bond;

         (7) Any lease of personal property having a value individually in excess of $5,000;

         (8) Any agreement of indemnification or guaranty not entered into in the ordinary course of business;

         (9) Any agreement, contract or commitment containing any covenant limiting the freedom of NetWorth to engage in any line of business or compete with any person;

         (10) Any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $2,000 in any single instance or $10,000 in the aggregate;

         (11) Any agreement, contract or commitment relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

         (12) Any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money, extension of credit or guaranties;

         (13) Any purchase order or contract for the purchase of raw materials or acquisition of assets involving $1,000 or more in any single instance or $10,000 or more in the aggregate;

         (14)     Any construction contracts;

         (15)     Any distribution, joint marketing or development agreement;

         (16) Any other agreement, contract or commitment which involves $1,000 or more in any single instance or more than $10,000 in the aggregate and is not cancelable without penalty upon thirty (30) days' notice, other than standard end-user licenses of NetWorth's products and services in the ordinary course of business consistent with past practice, or

         (17) Any agreement that is otherwise Material to NetWorth's business.

(C)      (1)      NetWorth has not breached, or received any claim or threat that it has breached, any of the terms or conditions of any agreement, contract or commitment to which it is bound
                  (including those set forth in any of the NetWorth Schedules) in such manner as would permit any other party to cancel or terminate the same.

         (2) Each agreement, contract or commitment required to be set forth in any of the NetWorth Schedules is in full force and effect (assuming such agreement, contract or commitment has been duly authorized, executed and delivered by the other party or parties thereto) and, except as otherwise disclosed or defaults fully remedied or resolved, is not subject to any material default thereunder of which NetWorth has Knowledge by any party obligated to NetWorth pursuant thereto.

2.13     Interested Party Transactions.

         No officer, director or stockholder of NetWorth (nor any parent, sibling, descendant or spouse of any of such persons, or any trust, partnership, corporation or other entity (provided, that ownership of no more than one percent of the outstanding voting stock of a publicly traded corporation will not be deemed an "interest in any entity" for purposes of this Section 2.13) in which any of such persons has or has had an interest), has or has had, directly or indirectly:

(A) An interest in any entity which furnished or sold, or furnishes or sells, services or products which NetWorth furnishes or sells, or proposes to furnish or sell;

(B) Any interest in any entity which purchases from or sells or furnishes to, NetWorth, any goods or services; or

(C) A beneficial interest in any contract or agreement required to be set forth in Schedule 2.12.

2.14     Governmental Authorization.

(A) Schedule 2.14 accurately lists each material federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization issued to NetWorth:

         (1) Pursuant to which NetWorth currently operates or holds any interest in any of its properties; or

         (2) Which is required for the operation of its business or the holding of any such interest (hereinafter collectively referred to as the "NetWorth
                  Authorizations").

(B) NetWorth Authorizations are in full force and effect and constitute all the material authorizations required to permit NetWorth to operate or conduct its business or hold any interest in its properties.

2.15     Litigation.

(A) Schedule 2.15 annexed hereto accurately lists all suits, actions and legal, administrative, arbitration or other proceedings and governmental investigations and all other claims, pending or, to NetWorth's Knowledge, threatened or which NetWorth expects will ultimately be threatened or commenced.

(B) None of any such suits, actions, proceedings, investigations or claims seeks to prevent the consummation of the Reorganization.

(C) There is no judgment, decree or order enjoining NetWorth with respect to, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business of NetWorth.

(D) Schedule 2.15 also lists all suits and legal actions initiated by NetWorth.

2.16     Accounts Receivable.

(A) All receivables of NetWorth arose in the ordinary course of business and the aggregate amounts thereof are, to the best of NetWorth's Knowledge, collectible (except to the extent reserved against as reflected in NetWorth's Financial Statements) and are carried at values determined in accordance with GAAP.

(B) To NetWorth's Knowledge, none of the receivables of NetWorth is subject to any claim of offset, recoupment, setoff or counterclaim and there are no facts or circumstances (whether asserted or unasserted) that would give rise to any such claim.

(C) No receivables are contingent upon the performance by NetWorth of any obligation or contract except for NetWorth's maintenance obligations under its maintenance agreements (although no customer has claimed that NetWorth has failed to perform its maintenance obligations).

(D) No person has any lien, charge, pledge, security interest or other encumbrance on any of such receivables and no agreement for deduction or discount has been made with respect to any of such receivables.

2.17     Minute Books.

         The minute books of NetWorth made available to counsel for Colmena contain a complete and accurate summary of all meetings of directors and stockholders since the time of incorporation of NetWorth, and reflect all transactions referred to in such minutes accurately in all material respects.

2.18     Environmental and OSHA.

(A)      Hazardous Material.

         (1) As of the Closing Date, no material amount of any substance that is regulated by any Governmental Entity or that has been designated by any Governmental Entity to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, urea-formaldehyde and all substances listed pursuant to the United States Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time ("CERCLA"), and the United States Resource Recovery and Conservation Act of 1976, as amended from time to time ("RCRA"), and the regulations and publications promulgated pursuant to said laws (a "Hazardous Material"), is present, as a result of the actions of NetWorth (excluding failure of NetWorth to remedy the presence of a Hazardous Material resulting from the actions of any previous owner or occupier of NetWorth's Property of which presence NetWorth does not have Knowledge) in violation of any law in effect on or before the Closing Date, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that NetWorth has at any time owned, operated, occupied or leased (collectively, "NetWorth's Property").

         (2) In any event, NetWorth does not know of the presence of any Hazardous Material in, on, under, adjacent to or in any way affecting any NetWorth's Property.

(B)      Hazardous Materials Activities.

         At no time prior to the Closing Date has NetWorth transported, stored, used, manufactured, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has NetWorth disposed of, transferred, sold, or manufactured any product containing a Hazardous Material (collectively "Hazardous Materials Activities") in violation of CERCLA, RCRA, the Toxic Substances Control Act of 1976, as amended ("TSCA"), or any other applicable state or federal acts (including the rules and regulations thereunder) as in effect on or before the Closing Date.

(C)      Permits.

         NetWorth currently holds no environmental approvals, permits, licenses, clearances and consents and none are necessary for the conduct of NetWorth's Hazardous Material Activities and other businesses of NetWorth as such activities and businesses are currently being conducted.

2.19     Brokers' and Finders' Fees.

         NetWorth has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

2.20     Labor Matters.

(A) NetWorth is in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages and hours, and occupational safety and health and employment practices, and is not engaged in any unfair labor practice.

(B) NetWorth has not received any notice from any Governmental Entity, and to the Knowledge of NetWorth, there has not been asserted before any Governmental Entity, any claim, action or proceeding to which NetWorth is a party or involving NetWorth, and there is neither pending nor, to the Knowledge of NetWorth, threatened, any investigation or hearing concerning NetWorth arising out of or based upon any such laws, regulations or practices.

(C) NetWorth has not received notice of and to the best of its Knowledge, there are no pending claims against NetWorth under any workers' compensation plan or policy or for long term disability.

(D) To NetWorth's Knowledge, it has complied in all material respects with all applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and has no obligations with respect to any former employees or qualifying beneficiaries thereunder.

(E) Schedule 2.20 lists all current employees of NetWorth and their current salary and vacation accruals.

2.21     Insurance.

         (A) Schedule 2.21 lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, software errors and omissions, employees, officers and directors of NetWorth as well as all claims made under any insurance policy by NetWorth since its incorporation.

         (B) There is no claim by NetWorth pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

         (C) All premiums payable under all such policies and bonds have been paid and NetWorth is otherwise in compliance in all material respects with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage).

         (D) Such policies of insurance and bonds are of the type and in amounts customarily carried by persons conducting businesses similar to that of NetWorth.

         (E) NetWorth does not know of any threatened termination of or Material premium increase with respect to any of such policies.

         (F) NetWorth has never been denied insurance coverage nor has any insurance policy of NetWorth ever been canceled for any reason.

2.22     Compliance with Laws.

         NetWorth has not received any notices of violation with respect to and to the best of its Knowledge has complied in all Material respects with and is not in violation in any Material respect of any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, assets or properties.

2.23     Complete Copies of Materials.

         NetWorth has delivered or made available true and complete copies of each document (or summaries of same) which has been requested by Colmena or its counsel.

2.24     Binding Agreements: No Default.

         Each of the contracts, agreements and other instruments shown on the Exhibits and Schedules referred to in this Agreement to which NetWorth is a party is a legal, binding and enforceable obligation in favor of or against NetWorth (assuming that such contracts, agreements and instruments are binding on all other parties thereto, NetWorth having no reason to believe that they are not), in accordance with its terms, and no party with whom NetWorth has an agreement or contract is, to NetWorth's Knowledge, in default thereunder or has breached any material terms or provisions thereof (subject to all applicable bankruptcy, insolvency, reorganization and other laws applicable to creditors' rights and remedies and to the exercise of judicial discretion in accordance with general principles of equity).

2.25     Regulation SB Disclosure Document

(A) The information supplied by NetWorth responding to certain Items in Commission Regulation S-B (other than Items 201, 501, 502, 506, 512 and, to the extent of audit requirements, Item 310) annexed hereto as Exhibit 2.25 (the "Regulation S-B Disclosure Documents"), part of which must be included in a current report on Commission Form 8-K to be filed by Colmena within 15 days after the Closing Date, as well as in all other reports which Colmena files thereafter pursuant to the Exchange Act, will not contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any Material fact, or will omit to state any Material fact necessary in order to make the statements made therein not false or misleading or omit to state any Material fact necessary to correct any statement which has become false or misleading.

(B) If at any time prior to the Closing Date any event relating to NetWorth or any of its affiliates, officers or directors should be discovered by NetWorth which should be set forth in the Regulation S-B Disclosure Document, NetWorth will promptly provide such information to Colmena, in writing.

2.26     FIRPTA ("Foreign Investment Real Property Tax Act").

         NetWorth is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

2.27     Employee Benefit Plans.

(A) Schedule 2.27 lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any employee of NetWorth, any trade or business (whether or not incorporated) which is a member or which is under common control with NetWorth (an "ERISA Affiliate" within the meaning of Section 414 of the Code, or any subsidiary of NetWorth (together, the "Employee Plans").

(B) (1) None of the Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable law, including but not limited to COBRA;

         (2) (a) To NetWorth's Knowledge: all Employee Plans are in compliance in all material respects with the requirements prescribed by any and all applicable statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or beneficiaries or the Department of Labor, the IRS or Secretary of the Treasury), and NetWorth has performed in all Material respects all obligations required to be performed by it under, is not in default under or violation of, and has no Knowledge of any default or violation by any other party to, any of the Employee Plans;

             (b) Each Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code either has received a favorable determination letter with respect to each such Employee Plan from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such a determination letter and to make any amendments necessary to obtain a favorable determination;

             (c) No Employee Plan is or within the prior six years has been subject to, and NetWorth has not incurred and does not expect to incur any liability under, Title IV of ERISA or Section 412 of the Code; and

             (d) To NetWorth's Knowledge, nothing in any Employee Plan precludes or interferes with Colmena's ability to cause NetWorth to terminate (or consolidate, at Colmena's option) any Employee Plan after the Closing Date; provided that: (i) the Employee Plans may be terminated prospectively only, subject to rights accrued by NetWorth's employees at the time of such termination and (ii) not more than sixty (60) days' notice may be required to terminate certain Employee Plans.

         (3) None of the following now exists or has existed within the six-year period ending on the date hereof with respect to any Employee Plan:

             (a) Any act or omission by NetWorth constituting a violation of
                 Section 402, 403, 404 or 405 of ERISA;

             (b) Any act or omission by NetWorth which constitutes a violation of Sections 406 and 407 of ERISA and is not exempted by Section 408 of ERISA or which constitutes a violation of Section 4975(c) of the Code and is not exempted by Section 4975(d) of the Code;

             (c) Any act or omission by NetWorth constituting a violation of
                 Section 503, 510 or 511 of ERISA; or

             (d) Any act or omission by NetWorth which could give rise to liability under Section 502 of ERISA or under Sections 4972 or 4975 through 4980 of the Code.

         (4) (a) Each Employee Plan has been maintained in substantial compliance with its terms, and all contributions, premiums or other payments due from NetWorth to (or under) any such Employee Plan have been fully paid or adequately provided for on the audited NetWorth's Financial Statements for the most recently-ended fiscal year.

             (b) To NetWorth's Knowledge, all accruals thereon (including, where appropriate proportional accruals for partial periods) have been made in accordance with GAAP.

             (c) There has been no amendment, written interpretation or announcement (whether or not written) by NetWorth with respect to, or change in employee participation or coverage under, any Employee Plan that would increase Materially the expense of maintaining such plans or arrangements, individually or in the aggregate, above the level of expense incurred with respect thereto for the most recently-ended fiscal year.

         (5) NetWorth has provided to Colmena complete, accurate and current copies of all Employee Plans and all amendments, documents, correspondence and filings relating thereto, including but not limited to any statements, filings, reports or returns filed with any governmental agency with respect to the Employee Plans at any time within the three-year period ending on the date hereof.

2.28     Distribution Agreements.

         Schedule 2.28 discloses the names, addresses, telephone numbers, fax numbers, e-mail addresses and federal Tax identification numbers of each third party or parties who have the right to distribute NetWorth's products or to market its services, together with a summary of the agreements pursuant to which NetWorth's products are distributed or its services are marketed.

2.29     Disclosure to NetWorth's Stockholders

         Each of NetWorth's Stockholders hereby represents and warrants that he, she or it:

(A) Has had access through the Commission's Internet web site at www.sec.gov, in the EDGAR Archives sub-cite, to all of Colmena's reports filed with the Commission during the past two fiscal years, has reviewed all such reports and has, either directly or through a representative, been granted access to all of Colmena's officers and directors, for purposes of providing all disclosure required under applicable federal and state securities laws in conjunction with the exchange contemplated by this Agreement;

(B) Has been advised that:

         (1) The securities to be issued to them by Colmena in exchange for their shares of NetWorth's common stock have not been registered under the Securities Act, the Exchange Act or any comparable state securities laws, but rather are being issued in reliance on the exemption from registration under the Securities Act provided by Section 4(2) thereof;

         (2) All certificates for their shares of Colmena's common stock will bear legends restricting any transactions therein, directly or indirectly, unless they are first registered under applicable federal and state securities laws or the proposed transaction is exempt from such registration requirements, and such facts are demonstrated to the satisfaction of Colmena and its legal counsel, based on such third party legal opinions, affidavits and transfer agency procedures as Colmena will reasonably require or have in place generally;

         (3) Colmena's transfer agent has been instructed to decline transfers of certificates for their shares of Colmena's common stock, unless the foregoing requirements have been met and have been confirmed as having been met by a duly authorized officer of Colmena.

(C) Has independently determined through his, her or its own legal counsel, that all requirements of their states of domicile for the issuance of the shares of Colmena's common stock called for by this Agreement have been met, or will have been met, prior to Closing, by such legal counsel acting on behalf of the Parties to this Agreement.

2.30     Representations Complete.

         None of the representations or warranties made by NetWorth or its stockholders, nor any statement made in any Schedule, Exhibit or certificate furnished by NetWorth pursuant to this Agreement, when read in its entirety, contains or will contain any untrue statement of a Material fact at the time the Closing takes place, or omits or will omit to state any Material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF COLMENA

         Colmena represents and warrants to NetWorth as a Material inducement to its entry into this Agreement, subject to the exceptions specifically disclosed in the Colmena Schedules or in Colmena's Exchange Act Reports, as follows:

3.1      Organization, Standing and Power.

(A) Colmena is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(B) Colmena has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material adverse effect on Colmena taken as a whole.

(C) A true and correct copy of its articles of incorporation and bylaws, as amended to date, are available at the Commission's web site in the EDGAR archives, filed as exhibits to the report on Form 10-KSB for the year ended September 30, 2003, and any future modifications thereof will be filed with the Commission and will also be available at such site.

3.2      Capital Structure.

(A) (1) The authorized stock of Colmena consists of 650,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of Preferred Stock, $0.001 par value per share, the attributes of which are to be determined on a case by case basis by Colmena's board of directors, including 2,000,000 shares of class A non-voting, convertible preferred stock, the attributes of which are described in Colmena's Exchange Act Reports.

         (2) Colmena will have approximately 132,000,000 shares of common stock issued and outstanding as of Closing, and 140,653,100 shares will be reserved at Closing for future conversion of Colmena's class A non-voting, convertible preferred stock.

         (3) 1,406,531 shares of shares of Colmena's class A non-voting convertible preferred stock will be outstanding as of Closing.

         (4) There are no other options, warrants, calls, rights, commitments or agreements of any character to which Colmena is a party or by which it is bound obligating Colmena to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the Capital Stock of Colmena or obligating Colmena to grant, extend or enter into any such option, warrant, call, right, commitment or agreement, other than as disclosed in the Exchange Act Reports.

(B) All of Colmena's shares of common and preferred stock have been duly authorized, and all of their issued and outstanding shares of stock have been validly issued, are fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof.

(C) Subject to NetWorth's and the NetWorth Stockholders' compliance with their obligations under this Agreement, the shares of Colmena's common stock to be issued pursuant to the Reorganization will be duly authorized, validly issued, fully paid, and non-assessable.

3.3      Authority.

(A) Colmena has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

(B) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Colmena

(C) This Agreement has been duly executed and delivered by Colmena and, subject to having also been approved by NetWorth's board of directors and properly executed and delivered by NetWorth, constitutes a valid and binding obligation of Colmena.

(D) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under:

         (1) Any provision of the articles of incorporation or bylaws of Colmena; or

         (2) Any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Colmena or its properties or assets, other than any such conflicts, violations, defaults, terminations, cancellations or accelerations which individually or in the aggregate would not have a material adverse effect on the ability of Colmena to consummate the transactions contemplated hereby.

(E) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Colmena in connection with the execution and delivery of this Agreement by Colmena or the consummation by Colmena of the transactions contemplated hereby, except for:

         (1) Such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state and federal securities laws (e.g, a Form D Notification Statement) and the laws of any foreign country; and

         (2) Such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a Material adverse effect on the ability of Colmena to consummate the transactions contemplated hereby.

3.4      Exchange Act Reports; Colmena Financial Statements.

(A) All materials required to be filed by Colmena with the Commission pursuant to Sections 13 or 15(d) of the Exchange Act since current management took office starting in 1999, have been filed and are available on the Commission's Internet web site at www.sec.gov in its EDGAR Archives sub-site.

(B) To the best of Colmena's Knowledge: (i) the Exchange Act Reports comply in all Material respects with the requirements of the Exchange Act and do not contain any untrue statement of a Material fact or omit to state a Material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed document with the Commission or by information provided by Colmena to NetWorth; and (ii) Colmena is in compliance with any applicable blue sky laws.

(C) The Colmena Financial Statements comply as to form in all Material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with GAAP and fairly present the consolidated financial position of Colmena at the date thereof and of its operations and cash flows for the period then ended, subject to normal year end audit adjustments.

(D) There has been no change in Colmena's accounting policies or estimates except as described in the notes to Colmena's Financial Statements or in subsequently filed Exchange Act Reports.

(E)      Colmena has no material obligations, other than:

         (1) Those set forth in Colmena's Financial Statements (obligations not required to be set forth in Colmena's Financial Statements under GAAP being deemed not Material);

         (2) Those resulting from ongoing acquisition activities which developed after the date of Colmena's Financial Statements but are not yet definite enough to require filing in the Exchange Act Reports;

         (3)      Those pertaining to confidential letters of intent; or

         (4)      Those disclosed by Colmena to NetWorth in writing.

         (5) Colmena anticipates that at Closing, its liabilities will not exceed $24,000.

         (6) Colmena represents that at Closing, all compensation will have been paid to all Colmena officers, independent contractors and employees, and that there will be no accrued vacation time.

(F) The information provided by Colmena in the Current Report on Form 8-K pertaining to this Reorganization (excluding information provided by or on behalf of NetWorth, as to which Colmena makes no representation) will not contain any statement which, at such time and in light of the circumstances under which it will be made, is false or misleading with respect to any Material fact, or will omit to state any Material fact necessary in order to make the statements therein not false or misleading.

(G) If at any time prior to the Closing Date any event relating to Colmena or any of its affiliates, officers or directors should be discovered by Colmena which should be set forth in a current report on Form 8-K, Colmena will promptly inform NetWorth.

(H) Colmena makes no representation or warranty with respect to any information supplied by NetWorth which is contained in any of the foregoing documents.

3.5      Brokers' and Finders' Fees.

         Except as disclosed in the Exchange Act Reports, Colmena has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement, the Reorganization or any transaction contemplated hereby.

3.6      Ownership of NetWorth's Capital Stock.

         As of the execution of this Agreement and immediately prior to closing, Colmena does not otherwise own any shares of NetWorth's Capital Stock.

3.7      Litigation.

         There are no suits, actions or legal, administrative, arbitration or other proceedings or governmental investigations against Colmena pending or, to Colmena's Knowledge, threatened, which (i) if determined adversely to Colmena, could be expected to result in a Material adverse effect on the financial condition or results of operations of Colmena, or (ii) seek to prevent the consummation of the Reorganization, except as may be disclosed in the Exchange Act Reports.

3.8      Limited Activities

(A) Colmena is a holding company with no material day-to-day operations or assets other than acquisition-related activities and compliance with applicable laws, including federal securities and internal revenue laws.

(B)      Colmena currently has no operating subsidiaries.

(C) NetWorth, through its officers, has become familiar with the operations and prospects of Colmena, to the extent that information concerning them is available to Colmena or has been filed by Colmena with the Commission.

3.9      No Undisclosed Liabilities.

         Colmena does not have any Material liabilities or obligations, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with GAAP), and whether due or to become due, which individually or in the aggregate, (i) have not been reflected in the Colmena Financial Statements (including the notes thereto) or (ii) have not been specifically described in this Agreement or in the Exchange Act Reports, including as set forth above in Article 3.4(E)(5)&(6).

3.10     No Changes.

         Since the date of its latest Exchange Act Report there has not been, occurred or arisen any:

(A) Destruction, damage to, or loss of any assets (including without limitation intangible assets) of Colmena (whether or not covered by insurance), either individually or in the aggregate, exceeding $5,000.

(B) Labor trouble or claim of wrongful discharge, sexual harassment or other unlawful labor practice or action;

(C) Change in accounting methods or practices (including any change in depreciation or amortization policies or rates, any change in policies in making or reversing accruals, or any change in capitalization of software development costs) by Colmena;

(D) Declaration, setting aside, or payment of a dividend or other distribution in respect to the shares of Colmena, or any direct or indirect redemption, purchase or other acquisition by Colmena of any of its shares;

(E) Other event or condition of any character that has or would, in Colmena's reasonable judgment, be expected to have a Material adverse effect on Colmena;

(F) Negotiation or agreement by Colmena to do any of the things described in the preceding clauses (A) through (E) other than negotiations with Colmena and its representatives regarding the transactions contemplated by this Agreement or other acquisitions.

3.11     Tax and Other Returns and Reports.

(A)      Tax Returns and Audits.


         (1) Colmena, because of its lack of revenues, has not prepared and filed federal, state, local or foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes relating or attributable to Colmena or its operations since current management was elected in 1999. Colmena will provide NetWorth with what Returns it has (excluding for tax year 2003), and NetWorth will assume responsibility for filing those Returns as well as Returns beginning with tax year 2003.

         (2) Colmena has withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes it is required to withhold.

         (3) The accruals for any Taxes on the books and records of Colmena are sufficient to discharge the Taxes for all periods (or the portion of any period) ending on or prior to the Closing Date.

         (4) Colmena has not been delinquent in the payment of any Tax nor, except as disclosed in the Exchange Act Reports and except for an unpaid Florida tax lien of $267.72 and an unpaid Delaware franchise tax of $1,814, is there any Tax deficiency outstanding, proposed or assessed against Colmena, nor has Colmena executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

         (5) Except as disclosed in the Exchange Act Reports and except as noted in subsection (4) immediately above:

                  (a) No audit or other examination of any Return of Colmena is presently in progress.

                  (b) Colmena does not have any liabilities for unpaid federal, state, local and foreign Taxes, whether asserted or unasserted, known or unknown, contingent or otherwise and Colmena has no Knowledge of any basis for the assertion of any such liability attributable to Colmena or its assets or operations.

         (6) Colmena is not a party to or bound by any tax indemnity, tax sharing or tax allocation agreement.

         (7)      Reserved.

         (8) There are (and as of immediately following the Closing Date there will be) no liens on the assets of Colmena relating to or attributable to Taxes, except as noted in subsection (4) immediately above.

         (9) Colmena has no Knowledge of any basis for the assertion of any Tax claim which, if adversely determined, would result in liens on the assets of Colmena.

         (10) There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Colmena that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 162 or 404 of the Code.

         (11) As of Closing, Colmena will have no employees or independent contractors, all compensation due and owing such persons will have been fully paid, and there will be no outstanding loans due any officer, director, independent contractor or employee of Colmena.

(B)      No Penalty.

         Colmena is not subject to any penalty by reason of a violation of any order, rule or regulation of, or a default with respect to any return, report or declaration required to be filed with, any Governmental Entity to which it is subject, which violations or defaults, individually or in the aggregate, would have a material adverse effect on Colmena.

3.12     Environmental and OSHA.

(A)      Hazardous Material.

         (1) As of the Closing Date, no Material amount of any substance that is regulated by any Governmental Entity or that has been designated by any Governmental Entity to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, urea-formaldehyde and all substances listed pursuant to CERCLA or RCRA, and the regulations and publications promulgated pursuant to said laws (a "Hazardous Material"), is present, as a result of the actions of Colmena (excluding failure of Colmena to remedy the presence of a Hazardous Material resulting from the actions of any previous owner or occupier of Colmena's property of which presence Colmena does not have Knowledge) in violation of any law in effect on or before the Closing Date, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that Colmena owns, operates, occupies or leases.

         (2) In any event, Colmena does not know of the presence of any Hazardous Material in, on or under any of its property.

(B)      Hazardous Materials Activities.

         At no time prior to the Closing Date has Colmena transported, stored, used, manufactured, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has Colmena disposed of, transferred, sold, or manufactured any product containing a Hazardous Material (collectively "Hazardous Materials Activities") in violation of CERCLA, RCRA, TSCA or any other applicable state or federal acts (including the rules and regulations thereunder) as in effect on or before the Closing Date.

(C)      Permits.

         Colmena currently holds no environmental approvals, permits, licenses, clearances and consents and none are necessary for the conduct of Colmena's Hazardous Material Activities and other businesses of Colmena as such activities and businesses are currently being conducted.

3.13     Representations Complete.

         None of the representations or warranties made by Colmena, nor any statement made in any Schedule, Exhibit or certificate furnished by Colmena pursuant to this Agreement, when read in its entirety, contains or will contain any untrue statement of a Material fact at the Closing Date, or omits or will omit to state any Material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE IV
                          CONDUCT PRIOR TO THE CLOSING

4.1      Conduct of Business of NetWorth

         During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, NetWorth agrees (except to the extent that Colmena will otherwise consent in writing):

(A) To carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts consistent with past practice and policies to preserve intact NetWorth's present business organizations, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that NetWorth's goodwill and ongoing businesses will be unimpaired at the Time of Closing; and

(B)      Not to:

         (1) Enter into any commitment or transaction not in the ordinary course of business (i) to be performed over a period longer than six (6) months in duration, or (ii) to purchase fixed assets for a purchase price in excess of $10,000;

         (2) Grant any severance or termination pay to any director, officer or employee except (i) payments made pursuant to standard written agreements outstanding on the date hereof or
                  (ii) in the case of employees who are not officers, grants which are made in the ordinary course of business in accordance with NetWorth's standard past practices;

         (3) Except for licenses granted to end-users pursuant to NetWorth's standard license agreements, transfer to any person or entity any rights to NetWorth's Intellectual Property;

         (4) Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other rights of any type or scope with respect to any products of NetWorth;

         (5) Violate, amend or otherwise modify the terms of any of the contracts or agreements required to be set forth in NetWorth Schedules;

         (6)      Commence any litigation;

         (7) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) with respect to any of its Capital Stock, or split, combine or reclassify any of its Capital Stock or issue or authorize the issuance of any other securities with respect to, in lieu of or in substitution for shares of Capital Stock of NetWorth, or repurchase or otherwise acquire, directly or indirectly, any shares of its Capital Stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares at cost in connection with any termination of service to NetWorth;

         (8) Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its Capital Stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

         (9) Cause or permit any amendments to its articles of incorporation or bylaws;

         (10) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are Material, individually or in the aggregate, to the business of NetWorth;

         (11) Sell, lease, license or otherwise dispose of any of its properties or assets which are Material, individually or in the aggregate, to the business of NetWorth, except in the ordinary course of business;

         (12) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of NetWorth or guarantee any debt securities of others;

         (13) Adopt or amend any employee benefit plan, or enter into any employment contract, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees;

         (14) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

         (15) Pay, discharge or satisfy in an amount in excess of $1,000 in any one case any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in NetWorth's Financial Statements (or the notes thereto), excl;uding any legal or accounting fees incurred in connection with this Reorganization;

         (16) Make or change any Material election with respect to Taxes, adopt or change any accounting method with respect to Taxes, file any Material Return or any amendment to a Material Return, enter into any closing agreement, settle any claim or assessment with respect to Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment with respect to Taxes; or

         (17) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(C)(1) through 4.1(C)(16) above, or any action which would make any of the representations or warranties or covenants of NetWorth contained in this Agreement Materially untrue or incorrect.

(C)      To promptly notify Colmena of any event:

         (1) Or occurrence or emergency which, in the reasonable judgment of NetWorth, is not in the ordinary course of business of NetWorth; and

         (2) Which could, in the reasonable judgment of NetWorth, have a Material adverse effect on NetWorth.

4.2      No Solicitation.

(A) Prior to the Closing NetWorth will not (nor will NetWorth permit any of NetWorth's officers, directors, stockholders affiliated with any officer or director or NetWorth's agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Colmena and its designees:

         (1) Solicit, encourage, initiate or participate in any negotiations or discussions with respect to, any offer or proposal to acquire all or substantially all of NetWorth's business and properties or Capital Stock whether by merger, purchase of assets, tender offer or otherwise;

         (2) Except as required by law and except for disclosures made to financial institutions and others in the ordinary course of business, disclose any information not customarily disclosed to any person other than its attorneys or financial advisors concerning NetWorth's business and properties or afford to any person or entity access to its properties, books or records; or

         (3) Assist or cooperate with any person to make any proposal to purchase all or any part of NetWorth's Capital Stock or of its assets (other in the ordinary course of business).

(B) In the event NetWorth receives any offer or proposal, directly or indirectly, of the type referred to in Section 4.2(A)(1) and (3) above, or any request for disclosure or access pursuant to Section 4.2(A)(2) above, NetWorth will immediately inform Colmena thereof and will cooperate with Colmena by furnishing any information Colmena may reasonably request.

4.3      Conduct of Business of Colmena.

         During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, as the case may be, Colmena agrees (except to the extent that NetWorth will otherwise consent in writing), that Colmena will promptly notify NetWorth of any event or occurrence or emergency which is not in the ordinary course of business of Colmena and which is Material and adverse to the business of Colmena.

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

5.1      Report on Form 8-K.

(A) Within fifteen days following the Closing Date, Colmena, with the assistance and cooperation of NetWorth's current officers, auditors, employees and legal counsel, will prepare and file with the Commission a current report on Commission Form 8-K (the "8-K Report") disclosing the Reorganization and containing information concerning NetWorth required by Commission Regulation S-B.

(B) Colmena and NetWorth will use their best efforts to secure the Commission's acceptance of NetWorth's audited financial statements, as complying with the requirements of Regulation S-B, and NetWorth will make any modifications to its financial statements suggested by the Commission; and, if required, will use best efforts to secure from the Commission required extensions of time in which to provide materials complying with Commission Regulation S-B.

5.2      Consent of NetWorth's Stockholders.

         Because each NetWorth Stockholder has independently made the decision to exchange all of his, her or its NetWorth Securities for shares of Colmena's common stock, no formal stockholder action by NetWorth will be required in conjunction with authorization of this Agreement or the Closing; however, each NetWorth Stockholder must have become a party to this Agreement through the grant of a power of attorney to Mr. Eikov. Mr. Eikov hereby represents and warrants that he has such valid power of attorney on behalf of all such NetWorth Stockholders, and that he will indemnify Colmena against all loss in the event any NetWorth Stockholder claims that Mr. Eikov did not have such valid power of attorney.

5.3      Access to Information.

(A) NetWorth will afford Colmena and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing to all:

         (1)      Of its properties, books, contracts, commitments and records;
                  and

         (2) Other information concerning the business, properties and personnel of NetWorth as Colmena may reasonably request.

(B) NetWorth agrees to provide to Colmena and its accountants, counsel and other representatives copies of internal financial statements promptly upon request.

(C) No information or Knowledge obtained in any investigation pursuant to this Section 5.3 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the Parties to consummate the Reorganization.

5.4      Confidentiality.

(A) From the date hereof to and including the Closing Date, the Parties will maintain, and cause their directors, employees, agents and advisors to maintain, in confidence and not disclose or use for any purpose, except the evaluation of the transactions contemplated hereby and the accuracy of the respective representations and warranties of the Parties contained herein, information concerning the other Parties and obtained directly or indirectly from such Parties, or their directors, employees, agents or advisors, or as was in the possession of such Party prior to obtaining such information from such other Party as to which the fact of prior possession such possessing Party will have the burden of proof and such information as is or becomes:

         (1) Available to the non-disclosing Party from third parties not subject to an undertaking of confidentiality or secrecy;

         (2) Generally available to the public other than as a result of a breach by the non-disclosing party hereunder; or

         (3)      Required to be disclosed under applicable law.

(B) In the event that the transactions contemplated hereby will not be consummated, all such information which will be in writing will be returned to the Party furnishing the same, including to the extent reasonably practicable, copies or reproductions thereof which may have been prepared.

5.5      Expenses.

         Whether or not the Reorganization is consummated, all expenses incurred in connection with the Reorganization and this Agreement will be the sole obligation of the Party incurring such expenses.

5.6      Public Disclosure.

         Unless otherwise required by law, prior to the Closing Date no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement will be made by any Party unless approved by Colmena and NetWorth prior to release, provided that such approval will not be unnecessarily withheld, subject, in the case of Colmena, to Colmena's obligation to comply with applicable securities laws.

5.7      Consents.

         Colmena and NetWorth will promptly apply for or otherwise seek, and use their best efforts to obtain, all consents and approvals required to be obtained by them for the consummation of the Reorganization, and NetWorth will use its best efforts to obtain all consents, waivers and approvals under any of NetWorth's agreements, contracts, licenses, leases or mortgages in order to preserve the benefits thereunder for NetWorth and otherwise in connection with the Reorganization; all of such consents and approvals being set forth in
Schedule 5.7.

5.8      Affiliate Agreements.

(A) Schedule 5.8 sets forth those persons who are, in NetWorth's reasonable judgment, Affiliates of NetWorth.

(B) NetWorth will provide Colmena such information and documents as Colmena will reasonably request for purposes of reviewing such list.

(C) NetWorth will use its best efforts to deliver or cause to be delivered to Colmena, concurrently with the execution of this Agreement (and in any case prior to the Closing Date) from each of the Affiliates of NetWorth, an executed Affiliate Agreement in the form annexed hereto as Exhibit 5.8.

(D) Colmena will be entitled to place appropriate legends on the certificates evidencing any Colmena's common stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Colmena's common stock, consistent with the terms of such Affiliate Agreements, in addition to the legends and stop transfer instructions placed and issues on all certificates to be issued to NetWorth's stockholders in conjunction with the Reorganization based on the Parties' reliance on Section 4(2) of the Securities Act

5.9      Legal Requirements.

         Colmena and NetWorth will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any Party in connection with any such requirements imposed upon such other Party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other Parties in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

5.10     Blue Sky Laws.

         Legal counsel to NetWorth has taken such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of Colmena's common stock to the NetWorth Stockholders.

5.11     Best Efforts: Additional Documents and Further Assurances.

(A) Each of the Parties to this Agreement will use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to the Reorganization and the condition subsequent under this Agreement.

(B) Each Party, at the request of another Party, will execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

5.12     Employment Agreements.

         The individuals set forth on Schedule 5.12 will as of the Closing Date be parties to the employment agreements included in composite Exhibit 5.12 hereto (the "Employment Agreements"), which will supersede all prior employment agreements or arrangements with any such persons, and which will conform to the forms of employment agreements established by Colmena for use by all material employees of Colmena.

5.13     Colmena's Board of Directors and Officers.

         Immediately following Closing, Joshua Eikov and Bill White will be appointed to fill vacancies on Colmena's board of directors and thereafter, Colmena will call its annual meeting of stockholders, nominating as director candidates such persons as the NetWorth Stockholders shall deem appropriate; provided that the NetWorth Stockholders shall use their best efforts for a period of three years following the Closing, to elect Mesrrs Anthony Q. Joffe, Robert Gigliotti and Lawrence Van Etten, current members of Colmena's board of directors, as members of Colmena's board of directors, to represent the interests of the stockholders of Colmena who held shares immediately prior to the Closing, and to provide assistance and continuity of information and management to the directors and management of Colmena selected by the NetWorth Stockholders. In addition, Colmena's only current officers (its President, Chief Financial Office, and Legal Counsel) will have resigned effective upon closing.

5.14     Additional Covenants by NetWorth

         As of Closing all accrued obligations by NetWorth to its employees, consultants and independent contractors involving payments due for services rendered, whether in the form of salaries, bonuses, benefits, benefit plans, or other fees or consideration of any kind, will be fully and irrevocably discharged, except for no more than $25,000 in accrued salary involving obligations for the most recent pay period and accrued vacation costs.

                                   ARTICLE VI
                        CONDITIONS TO THE REORGANIZATION

6.1      Conditions to Obligations of Each Party to Effect the Reorganization.

         The respective obligations of each party to this Agreement to effect the Reorganization will be subject to the satisfaction at or prior to the Closing Date of the following conditions:

(A)      No Injunctions or Restraints: Illegality.

         No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Reorganization will be in effect, nor will any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor will there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Reorganization, which makes the consummation of the Reorganization illegal.

(B)      NetWorth Information Required by Commission Regulation S-B

         The provision by NetWorth on a timely basis in full compliance with the requirements of Commission Regulation S-B for Material acquisitions, of all information concerning its past operations, including audited financial statements, will constitute a condition subsequent to the obligations of Colmena under this Agreement and in the event of the failure of such condition subsequent, including if the Commission determines that the audited financial statements do not fully meet the requirements of Regulation S-B then, at Colmena's sole option:

         (1)      The Reorganization may be rescinded; or

         (2) If the Escrow Term has not yet expired, the Undisclosed Liabilities Escrow Shares will be deemed defaulted to Colmena and the Reorganization will be restructured in a manner complying with Colmena's reporting and other obligations under the Exchange Act, including the sale by Colmena of NetWorth.

6.2      Additional Conditions to Obligations of NetWorth.

         The obligations of NetWorth to consummate and effect this Agreement and the transactions contemplated hereby will be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by NetWorth:

(A)      Representations, Warranties and Covenants.

         The representations and warranties of Colmena in this Agreement will be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time and Colmena will have performed and complied in all Material respects with all covenants, obligations and conditions of this

         Agreement required to be performed and complied with by it as of the Closing Date.

(B)      Certificate of Colmena.

         NetWorth will have been provided with a certificate executed on behalf of Colmena by its President and its Chief Financial Officer, Treasurer or officer exercising such functions to the effect that, as of the Closing Date:

         (1) All representations and warranties made by Colmena under this Agreement are true and complete in all material respects; and

         (2) All covenants, obligations and conditions of this Agreement to be performed by Colmena on or before such date have been so performed in all Material respects.

(C)      Satisfactory Form of Legal Matters.

         The form, scope and substance of all legal and accounting matters contemplated hereby and all documents and other papers delivered hereunder prior to and on the Closing Date will be reasonably acceptable to counsel to NetWorth.

(D)      Legal Opinion.

         NetWorth will have received a legal opinion from legal counsel to Colmena, attached as Exhibit 6.2(D) hereto.

(E)      No Material Adverse Changes.

         There will not have occurred any event, fact or condition that has had or reasonably would be expected to have a Material adverse effect on Colmena.

(F)      Tax Opinion.

         In Lieu of a written opinion from their legal counsel or tax advisors to the effect that the Reorganization will constitute a reorganization within the meaning of Section 368(a)(1)(B) of the Code, NetWorth and the NetWorth Stockholders agree to indemnify and hold harmless Colmena and its directors from any tax liability that may arise if this Reorganization does not qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Code.

(G)      Agreement of Certain Colmena Affiliates.

         As a further condition precedent to Closing, Colemena will secure a written agreement from the Tucker Family Spendthrift Trust and the Calvo Family Spendthrift Trust, which will provide in part that despite each trust's potential status as a non-affiliate, for a period of two years following Closing, each trust agrees to be governed by the volume limitations of Rule 144 as applicable for affiliates of an issuer, provided that within 120 days of closing, NetWorth raises at least $1,000,000 in capital at a price of at least $0.05 per share.

6.3      Additional Conditions to the Obligations of Colmena.

         The obligations of Colmena to consummate and effect this Agreement and the transactions contemplated hereby will be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Colmena:

(A)      Representations, Warranties and Covenants.

         (1) The representations and warranties of NetWorth in this Agreement will be true and correct in all Material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time and NetWorth will have performed and complied in all Material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing Date.

         (2) Colmena will have no remedy against the Undisclosed Liabilities Escrow Fund with respect to an untrue representation or warranty if prior to the Closing Date NetWorth delivers to Colmena in accordance with Section 9.2 a written statement:

                  (a) Advising Colmena that an event (a "Post-Execution Event") has occurred (specifying in reasonable detail such event) subsequent to the date of execution of this Agreement that would render any representation or warranty made by NetWorth in this Agreement untrue if such representation or warranty were made as of the Closing; and

                  (b) Confirming that such representation or warranty was true as of the date of execution of this Agreement, and

                  (c) Colmena subsequently waives the failure to satisfy the condition set forth in Section 6.3(A) with respect to such representation or warranty, in writing.

(B)      Certificate of NetWorth.

         Colmena will have been provided with a certificate executed on behalf of NetWorth by its President and Chief Financial Officer to the effect that, as of the Closing Date, all:

         (1) Representations and warranties made by NetWorth under this Agreement are true and complete in all Material respects; and

         (2) Covenants, obligations and conditions of this Agreement to be performed by NetWorth on or before such date have been so performed in all Material respects.

(C)      Third Party Consents.

         Any and all consents, waivers and approvals required from third parties relating to the contracts and agreements of NetWorth so that the Reorganization and other transactions contemplated hereby do not adversely affect the rights of, and benefits to, NetWorth thereunder will have been obtained.

(D)      Satisfactory Form of Legal and Accounting Matters.

         The form, scope and substance of all legal and accounting matters contemplated hereby and all documents and other papers delivered hereunder prior to and on the Closing Date will be reasonably acceptable to Colmena's counsel (provided that the condition subsequent concerning the compliance of information provided by NetWorth with the requirements of Commission Regulation S-B, on a timely basis, will survive the Closing).

(E)      Legal Opinion.

         Colmena will have received a legal opinion from legal counsel to NetWorth, attached as Exhibit 6.3(E) hereto.

(F)      No Material Adverse Changes.

         There will not have occurred any event, fact or condition that has had or reasonably would be expected to have a Material adverse effect on NetWorth.

(G)      Affiliate Agreements.

         Colmena will have received from each of the Affiliates of NetWorth an executed Affiliate Agreement which will be in full force and effect.

(H)      Employment Agreements.

         The Employment Agreements will have been duly executed and delivered and will be in full force and effect.

(I)      Minimum Net Worth.

         NetWorth will on the Closing Date have net tangible assets (tangible assets in excess of liabilities) based on replacement cost valuation of not less than $(134,673); no net current payables (excess of current payables over current receivables), and a total of not more than $115,000 in long term payables.

(J)      Reserved.

(K)      Confidentiality Agreements.

         Each current employee, consultant or other person having access to NetWorth's confidential information will have executed a confidentiality agreement in the form annexed hereto as Exhibit 6.3(K).

(L)      Non-accredited Investors.

         Except as disclosed in the NetWorth Warranty Exceptions listed in
         Schedule 2, there will be no stockholders of NetWorth who are not Accredited Investors.

(M)      Obligations to NetWorth Personnel

         All obligations by NetWorth to its employees, consultants and independent contractors involving payments due for services rendered will have been fully discharged, as of the Closing date.

                                   ARTICLE VII
        SURVIVAL OF CONDITION SUBSEQUENT, REPRESENTATIONS AND WARRANTIES,
                   COVENANTS & UNDISCLOSED LIABILITIES ESCROW

7.1      Survival of Condition Subsequent, Representations and Warranties &
         Covenant.

         All conditions subsequent to the Reorganization and covenants to be performed after the Closing, and all representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement will survive the Closing and continue until the date the audit of Colmena's financial statements for the year ending December 31, 2004 has been completed and Colmena has received a signed opinion from its independent auditors certifying such financial statements (the "2004 Audit Date").

7.2      Escrow Arrangements.

(A)      Undisclosed Liabilities Escrow Fund.

         (1) As soon as practicable after the Closing Date, 20% of the shares of Colmena's common stock to be issued in the Reorganization equal to the Undisclosed Liabilities Escrow Number, plus any additional New Shares (as defined below) as may be issued with respect thereto after the Closing Date) (collectively, the "Undisclosed Liabilities Escrow Shares"), without any act of any stockholder, will be registered in the name of Jefrey Klein, Esq., Escrow Agent, or such other person or legal entity as may otherwise be selected by Colmena prior to the Closing as escrow agent (the "Undisclosed Liabilities Escrow Agent"), and will be deposited with a financial institution acceptable to Colmena and the Agent [as defined in
                  Section 7.2(H) below)], such deposit to constitute an escrow fund (the "Undisclosed Liabilities Escrow Fund") to be governed by the terms set forth herein and at Colmena's sole cost and expense.

         (2) (a) The portion of Colmena's common stock in the Undisclosed Liabilities Escrow Fund contributed on behalf of each stockholder of NetWorth is listed opposite such stockholders' name on Exhibit 7.2.

                  (b) The Undisclosed Liabilities Escrow Fund will be available to compensate Colmena and its affiliates for any claim, loss, expense, liability or other damage, including reasonable attorneys' fees, that such person has incurred or reasonably anticipates incurring by reason of the successful assertion by a third party of any claims for liabilities of NetWorth that were not disclosed as required pursuant to this Agreement ("Undisclosed Liabilities"), but only to the extent that such Undisclosed Liabilities exceed $20,000 in the aggregate.

                  (c) Colmena and NetWorth each acknowledge that such Undisclosed Liabilities, if any, would relate to unresolved contingencies existing at the Time of Closing which if resolved at the Closing would have led to a reduction in the total number of shares of Colmena's common stock Colmena would have agreed to issue in connection with the Reorganization or to Colmena's decision not to acquire NetWorth.

         (3) Nothing herein will limit the liability of NetWorth for any misrepresentation or breach of warranty except that resort to the Undisclosed Liabilities Escrow Fund will be the exclusive contractual remedy of Colmena for recovery of monetary damages resulting from any such undisclosed liability; provided, however, that nothing herein will limit any non-contractual remedy for fraud or relief in the form of remedies other than recovery of monetary damages.

         (4) (a) Subject to the following requirements, the Undisclosed Liabilities Escrow Fund will remain in existence until the 2004 Audit Date (the "Undisclosed Liabilities Escrow Period").

                  (b) Upon the expiration of such Undisclosed Liabilities Escrow Period, the Undisclosed Liabilities Escrow Fund will terminate with respect to all Undisclosed Liabilities Escrow Shares; provided, however, that the number of Undisclosed Liabilities Escrow Shares which, in the reasonable judgment of Colmena, subject to the objection of the Agent and the subsequent arbitration of the matter in the manner provided in Section 7.2(G) hereof, are necessary to satisfy any unsatisfied claims specified in any Officer's Certificate delivered to the Undisclosed Liabilities Escrow Agent prior to the expiration of the Undisclosed Liabilities Escrow Period with respect to facts and circumstances existing on or prior to the 2004 Audit Date will remain in the Undisclosed Liabilities Escrow Fund (and the Undisclosed Liabilities Escrow Fund will remain in existence) until such claims have been resolved.

                  (c) As soon as all such claims have been resolved, the Undisclosed Liabilities Escrow Agent will deliver to the NetWorth Stockholders all Colmena's common stock and other property remaining in the Undisclosed Liabilities Escrow Fund and not required to satisfy such claims.

                  (d) Deliveries of Colmena's common stock and other property to the NetWorth Stockholders pursuant to this Section 7.2(A) will be made in proportion to their respective original contributions to the Undisclosed Liabilities Escrow Fund.

(B)      Reserved.

(C)      Protection of Escrow Shares.

         The Escrow Agents will hold and safeguard the Escrow Shares during the Escrow Terms, will treat the Escrow Shares as a trust fund in accordance with the terms of this Agreement and not as the property of the Parties and will hold and dispose of the Escrow Shares only in accordance with the terms hereof.

(D)      Distributions; Voting.

         (1) (a) Any shares of Colmena's common stock or other equity securities issued or distributed by Colmena, including shares issued upon a stock split or any stock dividend or distribution ("New Shares") with respect to Colmena's common stock in the Escrow Funds which have not been released from the Escrow Funds will be added to the Escrow Funds and become a part thereof.

                  (b) New Shares issued with respect to Colmena's common stock that have been released from the Escrow Funds will not be added to the Escrow Funds, but will be distributed to the holders thereof.

                  (c) When and if cash dividends on Colmena's common stock in the Escrow Funds will be declared and paid, they will be added to the Escrow Funds and become a part thereof.

         (2) Each stockholder of NetWorth will have full voting rights with respect to the shares of Colmena's common stock contributed to the Escrow Funds on behalf of such stockholder (and on any voting securities added to the Escrow Funds with respect to such shares of Colmena's common stock) so long as such shares of Colmena's common stock or other voting securities are held in the Escrow Funds.

(E)      Claims Upon Escrow Funds.

         Subject to the objection procedure established below, the Undisclosed Liabilities Escrow Agent will deliver to Colmena out of the Undisclosed Liabilities Escrow Fund, as promptly as practicable, shares of Colmena's common stock or other assets held in the Undisclosed Liabilities Escrow Fund in an amount equal to the funds required to recover the monetary damages resulting from such Undisclosed Liabilities, provided that

         (1) A written claim of loss has been provided by Colmena to the Undisclosed Liabilities Escrow Agent at any time on or before the last day of the Undisclosed Liabilities Escrow Period in the form of a certificate signed by any officer of Colmena (an "Officer's Certificate"), with a copy to NetWorth:

                  (a) Stating that Colmena has paid or properly accrued or reasonably anticipates that it will have to pay or accrue as a result of such Undisclosed Liabilities, and

                  (b) Specifying in reasonable detail the individual items of included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or claim to which such item is related.

         (2) For the purposes of determining the number of shares of Colmena's common stock to be delivered to Colmena out of the Undisclosed Liabilities Escrow Fund pursuant to Section 7.2(E)(1), the shares of Colmena's common stock will be valued at the average closing transaction price therefor during the preceding ten trading days, as reported on the highest rated securities market or securities exchange on which Colmena's common stock is actually traded.

(F)      Objections to Undisclosed Liabilities Escrow Claims.

         (1) At the time of delivery of any Officer's Certificate to the Undisclosed Liabilities Escrow Agent, a duplicate copy of such certificate will be delivered to the Agent [as defined in
                  Section 7.2(H)] and for a period of thirty (30) days after such delivery, the Undisclosed Liabilities Escrow Agent will make no delivery to Colmena of shares of Colmena's common stock, pursuant to Section 7.2(E)(1) hereof unless the Undisclosed Liabilities Escrow Agent will have received written authorization from the Agent to make such delivery.

         (2) After the expiration of such thirty (30) day period, the Undisclosed Liabilities Escrow Agent will make delivery of the shares of Colmena's common stock or other property in the Undisclosed Liabilities Escrow Fund in accordance with Section 7.2(F) hereof, provided that no such payment or delivery may be made if the Agent will object in a written statement to the claim made in the Officer's Certificate, and such statement will have been delivered to the Undisclosed Liabilities Escrow Agent prior to the expiration of such thirty day period.

(G)      Resolution of Undisclosed Liabilities Escrow Conflicts; Arbitration.

         (1) (a) In case the Agent will so object in writing to any claim or claims made in any Officer's Certificate, the Agent and Colmena will attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims.

                  (b) If the Agent and Colmena should so agree, a memorandum setting forth such agreement will be prepared and signed by both Parties and will be furnished to the Undisclosed Liabilities Escrow Agent.

                  (c) The Undisclosed Liabilities Escrow Agent will be entitled to rely on any such memorandum and distribute shares of Colmena's common stock or other property from the Undisclosed Liabilities Escrow Fund in accordance with the terms thereof.

         (2) (a) If no such agreement can be reached after good faith negotiation, either Colmena or the Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration will not be commenced until such amount is ascertained or both Parties agree to arbitration; and in either such event the matter will be settled by arbitration conducted by three arbitrators.

                  (b) Colmena and the Agent will each select one arbitrator, and the two arbitrators so selected will select a third arbitrator.

                  (c) The arbitrators will set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the Parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing Parties about the subject matter of the dispute.

                  (d) The arbitrators will rule upon motions to compel or limit discovery and will have the authority to impose sanctions, including attorneys' fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification.

                  (e) The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate will be binding and conclusive upon the Parties to this Agreement, and notwithstanding anything in Section 7.2(E)(1) hereof, the Undisclosed Liabilities Escrow Agent will be entitled to act in accordance with such decision and make or withhold payments out of the Undisclosed Liabilities Escrow Fund in accordance therewith.

                  (f) Such decision will be written and will be supported by written findings of fact and conclusions of law, which will set forth the award, judgment, decree or order awarded by the arbitrators.

         (3)      (a) (i)  Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction.

                      (ii) Any such arbitration will be held in Palm Beach
                           County, Florida, under the rules then in effect of the American Arbitration Association to the extent such rules are not inconsistent with this Section 7.2(G).

                  (b) For purposes of this Section 7.2(G), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Colmena will be deemed to be the Non-Prevailing Party in the event that the arbitrators award Colmena less than the sum of 50% of the disputed amount plus any amounts not in dispute; otherwise, the NetWorth Stockholders as represented by the Agent will be deemed to be the Non-Prevailing Party.

                  (c) The Non-Prevailing Party to the arbitration will pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

(H)      Agent of the Stockholders: Power of Attorney.

         (1)      (a) (i)  Joshua Eikov is hereby irrevocably appointed as the agent and attorney-in-fact (the "Agent") for each stockholder of NetWorth, for and on behalf of the NetWorth Stockholders, to give and receive notices and communications, to authorize delivery to Colmena of Colmena's common stock or other property from the Escrow Funds in satisfaction of claims by Colmena, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Agent for the accomplishment of the foregoing.

                      (ii) Such agency may be changed by the NetWorth
                           Stockholders from time to time upon not less than thirty (30) days' prior written notice to Colmena; provided that the Agent may not be removed unless holders of a two-thirds interest of the common stock comprising the subject Escrow Fund agree to such removal and to the identity of the substituted agent.

                      (iii) No bond will be required of the Agent, and the Agent will not receive compensation for his or her services.

                      (iv) Notices or communications to or from the Agent will
                           constitute notice to or from each of the NetWorth Stockholders.

                  (b) The Agent will be entitled to submit a claim and receive reimbursement from the Escrow Funds for all reasonable, documented out-of-pocket expenses incurred by the Agent as a result of serving as the Agent; provided, however, that such right to reimbursement will be subordinate to Colmena's claims on the Escrow Funds, if any, and will be paid only after all such claims have been satisfied.

                  (c) Any such reimbursement will be paid in shares of Colmena's common stock out of the Escrow Fund.

                  (d) For purposes of such reimbursement of the Agent only, such shares will be valued at the average of the closing prices of Colmena's common stock for the ten trading days ending on the day prior to the date the Undisclosed Liabilities Escrow Agent pays such reimbursement amount.

         (2) (a) The Agent will not be liable for any act done or omitted hereunder as Agent while acting in good faith and in the exercise of reasonable judgment.

                  (b) The NetWorth Stockholders on whose behalf shares of Colmena's common stock were contributed to the subject Escrow Fund will severally indemnify the Agent and hold the Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Agent and arising out of or in connection with the acceptance or administration of the Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Agent.

(I)      Actions of the Agent.

         (1) A decision, act, consent or instruction of the Agent will constitute a decision of all the stockholders for whom shares of Colmena's common stock otherwise issuable to them are deposited in the Escrow Funds and will be final, binding and conclusive upon each of such stockholders, and the Escrow Agents and Colmena may rely upon any such decision, act, consent or instruction of the Agent as being the decision, act, consent or instruction of every such stockholder.

         (2) The Escrow Agents and Colmena are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Agent.

(J)      Third-Party Claims.

         (1) In the event Colmena becomes aware of a third-party claim which Colmena believes may result in a demand against the Undisclosed Liabilities Escrow Fund, Colmena will notify the Agent of such claim, and the Agent and the NetWorth Stockholders will be entitled, at their expense, to participate in any defense of such claim.

         (2) Colmena will have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Agent, no settlement of any such claim with third-party claimants will alone be determinative of the validity of any claim against the Undisclosed Liabilities Escrow Fund.

         (3) In the event that the Agent has consented to any such settlement, the Agent will have no power or authority to object under any provision of this Article VII to the amount of any claim by Colmena against the Undisclosed Liabilities Escrow Fund with respect to such settlement.

(K)      Escrow Agents' Duties.

         (1) (a) The Escrow Agents will be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agents may receive after the date of this Agreement which are signed by an officer of Colmena and the Agent, and may rely and will be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties.

                  (b) The Escrow Agents will not be liable for any act done or omitted hereunder as Escrow Agents while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel will be conclusive evidence of such good faith.

         (2) (a) The Escrow Agents are hereby expressly authorized to disregard any and all warnings given by any of the Parties or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court.

                  (b) In case the Escrow Agents obey or comply with any order, judgment or decree of any court, the Escrow Agents will not be liable to any of the Parties or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

         (3) The Escrow Agents will not be liable in any respect on account of the identity, authority or rights of the Parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

         (4) The Escrow Agents will not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agents.

         (5) The Escrow Agents may resign at any time upon giving at least thirty (30) day's written notice to Colmena and the Agent to this Agreement; provided, however, that no such resignation will become effective until the appointment of a successor escrow agent, which will be accomplished as follows:

                  (a) Colmena and the Agent will use their best efforts to mutually agree upon a successor agent within thirty
                           (30) days after receiving such notice.

                  (b) If the Parties fail to agree upon a successor escrow agent within such time, Colmena will have the right to appoint a successor escrow agent authorized to do business in Florida.

                  (c) The successor escrow agent selected in the preceding manner will execute and deliver an instrument accepting such appointment and it will thereupon be deemed the subject Escrow Agent hereunder and it will without further acts be vested with all the estates, properties, rights, powers, and duties of the predecessor Escrow Agent as if originally named as Escrow Agent.

                  (d) Thereafter, the predecessor Escrow Agent will be discharged for any further duties and liabilities under this Agreement.

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

8.1      Termination.

         This Agreement may be terminated and the Reorganization abandoned at any time prior to the Closing Date, as follows:

(A)      By mutual consent of NetWorth and Colmena.

(B) By Colmena if it is not in Material breach of its obligations under this Agreement and there has been a Material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of NetWorth and such breach has not been cured within fifteen days after notice to NetWorth.

(C) By NetWorth if it is not in Material breach of its respective obligations under this Agreement and there has been a Material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Colmena and such breach has not been cured within 15 days after notice to Colmena;

(D)      By any Party if:

         (1)      The Reorganization has not occurred by September 30, 2004 ;

         (2) There is a final non-appealable order of a federal or state court in effect preventing consummation of the Reorganization;

         (3) There will be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Reorganization by any Governmental Entity which would make consummation of the Reorganization illegal; or

         (4) There will be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Reorganization by any Governmental Entity, which would:

                  (a) Prohibit Colmena's or NetWorth's ownership or operation of all or a Material portion of the business of NetWorth, or compel Colmena or NetWorth to dispose of or hold separate all or a Material portion of the business or assets of NetWorth or Colmena as a result of the Reorganization; or

                  (b) Render Colmena or NetWorth unable to consummate the Reorganization, except for any waiting period provisions.

(E)      Where action is taken to terminate this Agreement pursuant to this
Section 8.1, it will be sufficient for such action to be authorized by the board of directors (as applicable) of the Party taking such action.

8.2      Effect of Termination.

         In the event of termination of this Agreement as provided in Section 8.1, this Agreement will immediately become void and there will be no liability or obligation on the part of Colmena or NetWorth or their respective officers, directors or stockholders, except if such termination results from the breach by a Party of any of its representations, warranties, covenants or agreements set forth in this Agreement (it being understood that termination of this Agreement because of failure of NetWorth to satisfy the condition set forth in Section 6.3(A) as a result of the occurrence of a Post-Execution Event will not be deemed to be a termination resulting from such a breach of representation or warranty.)

8.3      Amendment.

(A) This Agreement may be amended by the Parties at any time before or after approval of matters presented in connection with the Closing by the stockholders of those Parties required by applicable law to so approve but, after any such stockholder approval, no amendment will be made which by law requires the further approval of stockholders of a party without obtaining such further approval.

(B) This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

8.4      Extension & Waiver.

(A) At any time prior to the Closing any Party may, to the extent legally allowed:

         (1) Extend the time for the performance of any of the obligations or other acts of the other Parties;

         (2) Waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto; or

         (3) Waive compliance with any of the agreements or conditions for the benefit of such Party contained herein.

(B) Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such Party.

                                   ARTICLE IX
                               GENERAL PROVISIONS

9.1      Interpretation.

(A) When a reference is made in this Agreement to Schedules or Exhibits, such reference will be to a Schedule or Exhibit to this Agreement unless otherwise indicated.

(B) The words "include," "includes" and "including" when used herein will be deemed in each case to be followed by the words "without limitation."

(C) The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

(D) The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.

(E) All pronouns and any variations thereof will be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

(F) The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

9.2      Notice.

(A) All notices, demands or other communications given hereunder will be in writing and will be deemed to have been duly given on the first business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         (1)      TO COLMENA:

                                  Colmena Corp.
                  101 SW 11th Avenue; Boca Raton, Florida 33486
         Attention: Anthony Q. Joffe, Chairman of the Board & President
  Telephone (561) 392-6010, Fax (561) 392-6070; and, e-mail joffe@bellsouth.net

         (2)      TO NETWORTH:

                             NetWorth Systems, Inc.
             6499 NW 9th Avenue, Suite 304; Ft. Lauderdale, FL 33309
                        Attention: Josh Eikov, President
   Telephone (954) 670-2300; Fax (954) 772-9955; e-mail jeikov@networthco.com;
                                 with a copy to

                             Jeffrey Klein, Esquire
                             Newman, Pollock & Klein
           2600 North Military Trail, Suite 270; Boca Raton, FL 33431 Telephone (561) 997-9920; Fax (561) 241-4943 and, e-mail jklein@npk-law.com

         (3)      TO MR. EIKOV, AS AGENT FOR NETWORTH STOCKHOLDERS:

             6499 NW 9th Avenue, Suite 304; Ft. Lauderdale, FL 33309
   Telephone (954) 670-2300; Fax (954) 772-9955; e-mail jeikov@networthco.com;

         (4)      TO THE UNDISCLOSED LIABILITIES ESCROW AGENT:

                             Jeffrey Klein, Esquire
                             Newman, Pollock & Klein
           2600 North Military Trail, Suite 270; Boca Raton, FL 33431 Telephone (561) 997-9920; Fax (561) 241-4943; and, e-mail jklein@npk-law.com or to such other address or to such other person as any Party will designate to the other for such purpose in the manner hereinafter set forth.

(B) At the request of any Party, notice will also be provided by overnight delivery, facsimile transmission or e-mail, provided that a transmission receipt is retained.

(C)      (1)      All of the Parties acknowledge that they should retain
                  independent legal and accounting counsel to review this Agreement and its exhibits and incorporated materials on their behalf.

         (2) The decision by any Party not to use the services of legal counsel in conjunction with this transaction will be solely at its own risk, each Party acknowledging that applicable rules of the Florida Bar prevent Colmena's counsel, who has reviewed, approved and caused modifications to this Agreement on behalf of Colmena, from representing anyone other than Colmena in this transaction.

9.3      Merger of All Prior Agreements Herein.

(A) This instrument, together with the instruments referred to herein, contains all of the understandings and agreements of the Parties with respect to the subject matter discussed herein.

(B) All prior agreements whether written or oral are merged herein and will be of no force or effect.

9.4      Survival.

         The several representations, warranties and covenants of the Parties contained herein will survive the execution hereof and the Closing and will be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.

9.5      Severability.

         If any provision or any portion of any provision of this Agreement, other than one of the conditions precedent or subsequent, or the application of such provision or any portion thereof to any person or circumstance will be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Agreement or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, will not be affected thereby.

9.6      Governing Law.

         This Agreement will be construed in accordance with the substantive and procedural laws of the State of Delaware (other than those regulating Taxation and choice of law).

9.7      Indemnification.

(A) Each Party hereby irrevocably agrees to indemnify and hold the other Parties harmless from any and all liabilities and damages (including legal or other expenses incidental thereto), contingent, current, or inchoate to which they or any one of them may become subject as a direct, indirect or incidental consequence of any action by the indemnifying Party or as a consequence of the failure of the indemnifying Party to act, whether pursuant to requirements of this Agreement or otherwise.

(B) In the event it becomes necessary to enforce this indemnity through an attorney, with or without litigation, the successful Party will be entitled to recover from the indemnifying Party, all costs incurred including reasonable attorneys' fees throughout any negotiations, trials or appeals, whether or not any suit is instituted.

9.8      Dispute Resolution.

(A) In any action between the Parties to enforce any of the terms of this Agreement or any other matter arising from this Agreement any proceedings pertaining directly or indirectly to the rights or obligations of the Parties hereunder will, to the extent legally permitted, be held in Palm Beach County, Florida, and the prevailing Party will be entitled to recover its costs and expenses, including reasonable attorneys' fees up to and including all negotiations, alternative dispute resolution proceedings, trials and appeals, whether or not any formal proceedings are initiated.

(B) Except for the arbitration procedures outlined in paragraphs 7.2(G)(2) and 7.2(G)(3) which will govern any arbitration proceeding described therein, in the event of any dispute arising under this Agreement, or the negotiation thereof or inducements to enter into the Agreement, the dispute will, at the request of any Party, be exclusively resolved through the following procedures:

         (1)      (a)      First, the issue will be submitted to mediation
                           before a mediation service in Palm Beach County, Florida to be selected by lot from four alternatives to be provided, two by Colmena and two by NetWorth.

                  (b) The mediation efforts will be concluded within ten business days after their initiation unless the Parties unanimously agree to an extended mediation period;

         (2) In the event that mediation does not lead to a resolution of the dispute then at the request of any Party, the Parties will submit the dispute to binding arbitration before an arbitration service located in Palm Beach County, Florida to be selected by lot, from four alternatives to be provided, two by Colmena and two by NetWorth.

         (3)      (a)      Expenses of mediation will be borne equally by the
                           Parties, if successful.

                  (b) Expenses, including reasonable attorneys' fees, of mediation, if unsuccessful, and of arbitration, will be borne by the Party or Parties against whom the arbitration decision is rendered.

                  (c) If the terms of the arbitral award do not establish a prevailing Party, then the expenses of unsuccessful mediation and arbitration will be borne equally by the Parties involved.

9.9      Benefit of Agreement.

         The terms and provisions of this Agreement will be binding upon and inure to the benefit of the Parties, their successors, assigns, personal representatives, estate, heirs and legatees but are not intended to confer upon any other person any rights or remedies hereunder.

9.10     Further Assurances.

         The Parties agree to do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered and to perform all such acts and deliver all such deeds, assignments, transfers, conveyances, powers of attorney, assurances, stock certificates and other documents, as may, from time to time, be required herein to effect the intent and purpose of this Agreement.

9.11     Counterparts.

(A)      This Agreement may be executed in any number of counterparts.

(B) All executed counterparts will constitute one Agreement notwithstanding that all signatories are not signatories to the original or the same counterpart.

(C) Execution by exchange of facsimile transmission will be deemed legally sufficient to bind the signatory; however, the Parties will, for aesthetic purposes, prepare a fully executed original version of this Agreement which will be the document filed with the Commission.

9.12     License.

(A) This form of agreement is the property of Colmena and has been customized for this transaction by Kevin W. Dornan, Esquire, Colmena's counsel.

(B) The use of this form of agreement by the Parties is authorized hereby solely for purposes of this transaction.

(C) The use of this form of agreement or of any derivation thereof for any other purpose without Colmena's prior written permission is prohibited.

                                  NETWORTH, LLC
                      FOOTNOTES TO THE FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2003

         IN WITNESS WHEREOF, Colmena, NetWorth, the NetWorth Stockholders and the Escrow Agent (with respect to the Escrow Agent, as to matters set forth in Section 1.2(A)(2)(a) and Article VII only) have caused this Agreement to be executed by themselves or their duly authorized respective officers, all as of the last date set forth below:

Signed, sealed and delivered
         In Our Presence:

         /s/ April J. Green
         ---------------------
         April J. Green

         /s/ Lawrence VanEtten
         ---------------------
         Lawrence VanEtten                       COLMENA CORP.
                                                 (A Delaware corporation)
                                                 By: /s/Anthony Q. Joffe
                                                     ---------------------------
                                                     Anthony Q. Joffe, President
Dated:   August 20, 2004
                                                        (Corporate Seal)
         /s/ April J. Green
         ---------------------
         April J. Green

         /s/ Lawrence VanEtten
         ---------------------                       NETWORTH SYSTEMS, INC.
         Lawrence VanEtten                           (a Florida corporation)
                                                     By: /s/L. Joshua Eikov
                                                         -----------------------
                                                         Joshua Eikov, President
Dated:   August 20, 2004
                                                        (Corporate Seal)
         /s/ April J. Green
         ---------------------
         April J. Green

         /s/ Lawrence VanEtten
         ---------------------
         Lawrence VanEtten                   NETWORTH STOCKHOLDERS

                                             /s/ L. Joshua Eikov
                                             -----------------------------------
                                             Joshua Eikov.
                                             As the duly appointed and serving
                                             agent for all of the securities
                                             holders of NetWorth Systems, Inc.
Dated:   August 20, 2004

                                  NETWORTH, LLC
                      FOOTNOTES TO THE FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2003


                                THE ESCROW AGENT

         Executing this Agreement solely with reference to the provisions specifically pertaining to the performance of his duties as Escrow Agent:

         /s/ April J. Green
         ---------------------
         April J. Green

         /s/ Lawrence VanEtten
         ---------------------
         Lawrence VanEtten                          By: /s/Jeffrey Klein
                                                        -------------------
                                                        Jeffrey Klein, Esq.
Dated:   August 20, 2004